EXHIBIT 4.1

SERIES 2012-4

INDENTURE SUPPLEMENT

BETWEEN

ALLY MASTER OWNER TRUST

ISSUING ENTITY

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

INDENTURE TRUSTEE

DATED AS OF JULY 25, 2012

SERIES 2012-4 FIXED RATE ASSET BACKED NOTES,

CLASS A, CLASS B, CLASS C AND CLASS D

AND

SERIES 2012-4 ASSET BACKED EQUITY NOTES

CLASS E

i

ii

SERIES 2012-4 INDENTURE SUPPLEMENT, dated as of July 25, 2012, by and between ALLY MASTER OWNER TRUST, a Delaware statutory trust, as Issuing Entity, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee.

RECITALS

A. Section 2.1 of the Indenture provides, among other things, that the Issuing Entity and the Indenture Trustee may at any time and from time to time enter into an Indenture Supplement to authorize the issuance by the Issuing Entity of Notes in one or more Series.

B. The parties to this Indenture Supplement, by executing and delivering this Indenture Supplement, are providing for the creation of the Series 2012-4 Notes and specifying the Principal Terms thereof.

In consideration of the mutual covenants and agreements contained in this Indenture Supplement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

GRANTING CLAUSES

In addition to the grant of the Indenture, the Issuing Entity hereby grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Series 2012-4 Notes, all of the Issuing Entity’s right, title and interest (whether now owned or hereafter acquired) in, to and under the following (collectively, the “Series Collateral”) with respect to the Series 2012-4:

(i) all Collections on the Receivables allocated to the Series 2012-4 Notes;

(ii) all Eligible Investments and all monies, instruments, securities, security entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Series Accounts (including any subaccount thereof) and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) other than Investment Proceeds with respect to the Note Defeasance Account; and

(iii) all present and future claims, demands, causes of action and choses in action regarding any of the foregoing and all payments on any of the foregoing and all proceeds of any nature whatsoever regarding any of the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of any of the foregoing.

The foregoing grants are made in trust to secure (a) the Issuing Entity’s obligations under the Series 2012-4 Notes equally and ratably without prejudice, priority or distinction between any Series 2012-4 Note and any other Series 2012-4 Notes, other than as expressly provided in this Indenture Supplement, (b) the payment of all other sums payable under the Series 2012-4 Notes, the Indenture and this Indenture Supplement and (c) the compliance with the terms and conditions of the Series 2012-4 Notes, the Indenture and this Indenture Supplement, all as provided herein or therein.

The Indenture Trustee, as indenture trustee on behalf of the Noteholders, hereby acknowledges the foregoing grants, accepts the trusts under this Indenture Supplement in accordance with the provisions of this Indenture Supplement, and agrees to perform the duties herein required to the end that the interests of the Noteholders may be adequately protected.

ARTICLE I

CREATION OF SERIES 2012-4 NOTES

SECTION 1.01 Designation.

(a) There is hereby created a Series of Notes to be issued by the Issuing Entity on the Closing Date pursuant to the Indenture and this Indenture Supplement to be known as the “Series 2012-4 Asset Backed Notes” or the “Series 2012-4 Notes.” The Series 2012-4 Notes shall be issued in five Classes, the first shall be known as the “Series 2012-4 Fixed Rate Asset Backed Notes, Class A,” the second shall be known as the “Series 2012-4 Fixed Rate Asset Backed Notes, Class B,” the third shall be known as the “Series 2012-4 Fixed Rate Asset Backed Notes, Class C,” the fourth shall be known as the “Series 2012-4 Fixed Rate Asset Backed Notes, Class D,” and the fifth shall be known as the “Series 2012-4 Asset Backed Equity Notes, Class E.” The Series 2012-4 Notes shall be due and payable on the Series 2012-4 Legal Maturity Date.

(b) Series 2012-4 shall be a Nonoverconcentration Series. Series 2012-4 shall be in Excess Interest Sharing Group One and in Principal Sharing Group One. Series 2012-4 shall not be a Shared Enhancement Series or in an Interest Reallocation Group. Series 2012-4 shall not be subordinated to any other Series.

(c) The Series 2012-4 Notes are “Notes” and this Indenture Supplement is an “Indenture Supplement” for all purposes under the Indenture. If any provision of the Series 2012-4 Notes or this Indenture Supplement conflicts with or is inconsistent with any provision of the Indenture, the provisions of the Series 2012-4 Notes or this Indenture Supplement, as the case may be, control.

(d) Each term defined in Section 2.01 of this Indenture Supplement relates only to Series 2012-4 and this Indenture Supplement and to no other Series or Indenture Supplements.

(e) Notwithstanding anything to the contrary in the Indenture, the Series 2012-4 Notes, other than the Class E Note, shall be issued in fully registered form in minimum amounts of $100,000 and in integral multiples of $1,000 in excess thereof (except that one Note from each such class may be issued in a different amount so long as such amount exceeds $1,000); provided that the minimum amounts of the Series 2012-4 Notes, other than the Class E Note, shall be subject to the restrictions set forth in Section 4.14. The Class E Note shall be issued in fully registered form in a principal amount equal to the Class E Note Principal Balance. The Class E Note will be issuable in a minimum denomination of 100% of the Class E Note Principal Balance.

SECTION 1.02 Reopening of Class or Tranche of Notes.

The Depositor may from time to time, with notice to the Rating Agencies but without notice to, or the consent of, the holders of a Class or Tranche of Series 2012-4 Notes, create and issue additional Series 2012-4 Notes equal in rank to any Class or Tranche of Series 2012-4 Notes previously offered in all respects or in all respects, except for the payment of interest accruing prior to the Issuance Date of such additional Series 2012-4 Notes in a Class or Tranche of Series 2012-4 Notes or except for the first payment of interest following the Issuance Date of such additional Series 2012-4 Notes in a Class or Tranche of Series 2012-4 Notes. This is called a “reopening.” When issued, the additional Series 2012-4 Notes of a Class or Tranche shall be equally and ratably entitled to the benefits of the Indenture and this Indenture Supplement applicable to those Series 2012-4 Notes with the other Outstanding Notes of that Class or Tranche without preference, priority or distinction. These additional Series 2012-4 Notes may be consolidated and form a single Class or Tranche with the previously issued Series 2012-4 Notes and shall have the same terms as to status, redemption or otherwise as the previously issued Series 2012-4 Notes.

ARTICLE II

DEFINITIONS

SECTION 2.01 Definitions.

Whenever used in this Indenture Supplement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Accumulation Period Factor: With respect to any Collection Period, a fraction:

(a) the numerator of which is equal to the sum of the invested amounts of all outstanding Series in Principal Sharing Group One (including the Invested Amount for Series 2012-4) as of the last day of the Revolving Period; and

(b) the denominator of which is equal to the sum of (i) the Invested Amount as of the last day of the Revolving Period, plus (ii) the invested amounts as of the last day of the Revolving Period of all outstanding Series in Principal Sharing Group One (other than the Invested Amount for Series 2012-4) that are expected to be paying or accumulating principal during the period from such Collection Period to the Collection Period immediately preceding the Series 2012-4 Expected Maturity Date;

provided, however, that this definition may be changed at any time upon receipt by the Indenture Trustee of an Officer’s Certificate from the Servicer that such change shall not have an Adverse Effect.

Accumulation Period Length: Has the meaning specified in Section 4.04(h).

Accumulation Period Reserve Account: Has the meaning specified in Section 4.13(a).

Accumulation Period Reserve Account Available Amount: With respect to each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until termination of the Accumulation Period Reserve Account pursuant to Section 4.13(e), the lesser of:

(a) the amounts on deposit in the Accumulation Period Reserve Account on such Distribution Date (before giving effect to any (i) deposits made or to be made therein pursuant to Section 4.04(a)(xi) and Section 4.04(b)(i) on such Distribution Date or (ii) any withdrawals made or to be made therefrom pursuant to Section 4.13(c) on such Distribution Date); and

(b) the Accumulation Period Reserve Account Required Amount for such Distribution Date.

Accumulation Period Reserve Account Deposit Amount: With respect to each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until termination of the Accumulation Period Reserve Account pursuant to Section 4.13(e), the excess of (a) the Accumulation Period Reserve Account Required Amount for such Distribution Date, over (b) the Accumulation Period Reserve Account Available Amount for such Distribution Date.

Accumulation Period Reserve Account Funding Date: The Distribution Date occurring in the third Collection Period preceding the scheduled commencement of the Controlled Accumulation Period (or such earlier or later date as may be directed by the Servicer; provided, however, that, if the Accumulation Period Reserve Account Funding Date occurs on a later date, the Servicer expects the Accumulation Period Reserve Account to be fully funded by the commencement of the Controlled Accumulation Period).

Accumulation Period Reserve Account Required Amount: With respect to each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until the Accumulation Period Reserve Account is terminated pursuant to Section 4.13(e), an amount equal to the product of (a) 0.0% (or a lower percentage upon satisfaction of the Series 2012-4 Rating Agency Condition with respect to the Series 2012-4 Notes) and (b) the Investor Note Principal Balance of the Investor Notes as of the Accumulation Period Reserve Account Funding Date.

Accumulation Period Reserve Draw Amount: With respect to any Distribution Date relating to the Controlled Accumulation Period or the first Distribution Date relating to the Early Amortization Period, the excess, if any, of (a) the Covered Amount determined as of such Distribution Date, over (b) the portion of the Available Series Interest Collections for such Distribution Date constituting Investment Proceeds from the Note Distribution Account and the Accumulation Period Reserve Account.

Additional Available Series Principal Collections: With respect to any Distribution Date and the related Collection Period, an amount equal to the sum of (i) upon the termination of the Reserve Fund pursuant to Section 4.11(e), all remaining amounts on deposit in the Reserve Fund (excluding amounts representing Investment Proceeds and after giving effect to Section 4.04(b)(ii)), plus (ii) any Available Series Interest Collections, Reserve Fund Available Amounts and Excess Interest Collections from other Series in the same Excess Interest Sharing Group as the Series 2012-4 Notes that, as provided in Sections 4.04(a) and (b), are to be treated as Additional Available Series Principal Collections with respect to that Distribution Date.

Available Series Interest Collections: With respect to any Distribution Date, an amount equal to the sum of (a) the Series Interest Collections with respect to such Distribution Date, plus (b) all interest and Investment Proceeds on Eligible Investments credited to the Reserve Fund, the Note Distribution Account and the Accumulation Period Reserve Account (net of losses and investment expenses) during the related Collection Period, plus (c) all withdrawals from the Accumulation Period Reserve Account pursuant to Section 4.13(c), plus (d) on the termination of the Accumulation Period Reserve Account pursuant to Section 4.13(e), all remaining amounts on deposit in the Accumulation Period Reserve Account (excluding amounts representing Investment Proceeds and after giving effect to Section 4.13(c)).

Available Series Principal Collections: With respect to any date, an amount equal to the sum of (i) the Series Principal Collections for such date, plus (ii) any Shared Principal Collections with respect to other Series in Principal Sharing Group One (including any amounts on deposit in the Excess Funding Account that are allocated to Series 2012-4 pursuant to the Indenture for application as Shared Principal Collections) for such date, plus (iii) if such date is also a Distribution Date, the amount of any Additional Available Series Principal Collections remaining after application thereof pursuant to Section 4.04(f) being treated as Available Series Principal Collections on such date plus (iv) the amounts, if any, withdrawn from the Excess Funding Account and applied pursuant to Section 4.04(g), minus (v) the amount of any Series Principal Collections being treated as Reallocated Principal Collections pursuant to Section 4.06.

Average Class A Note Principal Balance: For any period, an amount equal to the result of (a) the aggregate of the Class A Note Principal Balance for each day during that period divided by (b) the number of days in that period.

Average Class B Note Principal Balance: For any period, an amount equal to the result of (a) the aggregate of the Class B Note Principal Balance for each day during that period divided by (b) the number of days in that period.

Average Class C Note Principal Balance: For any period, an amount equal to the result of (a) the aggregate of the Class C Note Principal Balance for each day during that period divided by (b) the number of days in that period.

Average Class D Note Principal Balance: For any period, an amount equal to the result of (a) the aggregate of the Class D Note Principal Balance for each day during that period divided by (b) the number of days in that period.

Average Net Invested Amount: For any period, an amount equal to the result of (a) Net Invested Amount for each day during that period divided by (b) the number of days in that period.

Back-up Servicing Fee Rate: 0.009% per annum or such other percentage (not to exceed 0.009% without satisfaction of the Series 2012-4 Rating Agency Condition) as may be specified as such in the Back-up Servicing Agreement.

Class A Invested Amount: As of any date, an amount equal to (a) the Class A Note Principal Balance as of such date, minus (b) the excess, if any, of (i) the cumulative amount of Reallocated Principal Collections allocable to the Class A Notes immediately before such date pursuant to Section 4.06 over (ii) the cumulative amount of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class A Invested Amount to zero, minus (c) the excess, if any, of (i) the cumulative amount of Series Charge-Offs allocable to the Class A Notes immediately before such date pursuant to Section 4.05(b) over (ii) the cumulative amounts of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class A Invested Amount to zero.

Class A Monthly Interest: Has the meaning specified in Section 4.02(a).

Class A Note: Any one of the Series 2012-4 Fixed Rate Asset Backed Notes, Class A executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

Class A Note Initial Principal Balance: $175,000,000.

Class A Note Interest Rate: With respect to any Interest Period, 1.72% per annum.

Class A Note Principal Balance: As of any date, the Class A Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class A Noteholders on or prior to such date.

Class A Noteholder: The Person in whose name a Class A Note is registered in the Note Register.

Class B Invested Amount: As of any date, an amount equal to (a) the Class B Note Principal Balance as of such date, minus (b) the excess, if any, of (i) the cumulative amount of

Reallocated Principal Collections allocable to the Class B Notes immediately before such date pursuant to Section 4.06 over (ii) the cumulative amount of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class B Invested Amount to zero, minus (c) the excess, if any, of (i) the cumulative amount of Series Charge-Offs allocable to the Class B Notes immediately before such date pursuant to Section 4.05(b) over (ii) the cumulative amounts of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class B Invested Amount to zero.

Class B Monthly Interest: Has the meaning specified in Section 4.02(b).

Class B Note: Any one of the Series 2012-4 Fixed Rate Asset Backed Notes, Class B executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

Class B Note Initial Principal Balance: $13,095,000.

Class B Note Interest Rate: With respect to any Interest Period, 2.36% per annum.

Class B Note Principal Balance: As of any date, the Class B Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class B Noteholders on or prior to such date.

Class B Noteholder: The Person in whose name a Class B Note is registered in the Note Register.

Class C Invested Amount: As of any date, an amount equal to (a) the Class C Note Principal Balance as of such date, minus (b) the excess, if any, of (i) the cumulative amount of Reallocated Principal Collections allocable to the Class C Notes immediately before such date pursuant to Section 4.06 over (ii) the cumulative amount of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class C Invested Amount to zero, minus (c) the excess, if any, of (i) the cumulative amount of Series Charge-Offs allocable to the Class C Notes immediately before such date pursuant to Section 4.05(b) over (ii) the cumulative amounts of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class C Invested Amount to zero.

Class C Monthly Interest: Has the meaning specified in Section 4.02(c).

Class C Note: Any one of the Series 2012-4 Fixed Rate Asset Backed Notes, Class C executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

Class C Note Initial Principal Balance: $9,524,000.

Class C Note Interest Rate: With respect to any Interest Period, 2.81% per annum.

Class C Note Principal Balance: As of any date, the Class C Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class C Noteholders on or prior to such date.

Class C Noteholder: The Person in whose name a Class C Note is registered in the Note Register.

Class D Invested Amount: As of any date, an amount equal to (a) the Class D Note Principal Balance as of such date, minus (b) the excess, if any, of (i) the cumulative amount of Reallocated Principal Collections allocable to the Class D Notes immediately before such date pursuant to Section 4.06 over (ii) the cumulative amount of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class D Invested Amount to zero, minus (c) the excess, if any, of (i) the cumulative amount of Series Charge-Offs allocable to the Class D Notes immediately before such date pursuant to Section 4.05(b) over (ii) the cumulative amounts of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class D Invested Amount to zero.

Class D Monthly Interest: Has the meaning specified in Section 4.02(d).

Class D Note: Any one of the Series 2012-4 Fixed Rate Asset Backed Notes, Class D executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

Class D Note Initial Principal Balance: $7,143,000.

Class D Note Interest Rate: With respect to any Interest Period, 3.30% per annum.

Class D Note Principal Balance: As of any date, the Class D Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class D Noteholders on or prior to such date.

Class D Noteholder: The Person in whose name a Class D Note is registered in the Note Register.

Class E Invested Amount:

(a) With respect to the Closing Date, $33,333,349, and

(b) with respect to any subsequent date, an amount equal to

(i) the Class E Invested Amount determined as of the immediately preceding Distribution Date (or, with respect to the initial Distribution Date, the Class E Invested Amount as of the Closing Date);

(ii) minus (A) the amount of Reallocated Principal Collections allocable to the Class E Notes pursuant to Section 4.06, if any, since the Distribution Date immediately preceding such date, but limited to an amount that would reduce the Class E Invested Amount to zero, plus (B) the amount of reimbursements of Reallocated Principal Collections allocable to the Class E Notes pursuant to Section 4.09, if any, since the Distribution Date immediately preceding such date;

(iii) minus (A) the amount of Series Charge-Offs allocable to the Class E Notes pursuant to Section 4.05(b), if any, since the Distribution Date immediately preceding such date, but limited to an amount that would reduce the Class E Invested Amount to zero, plus (B) the amount of reimbursements of Series Charge-Offs allocable to the Class E Notes pursuant to Section 4.09, if any, since the Distribution Date immediately preceding such date;

(iv) minus an amount equal to the product of (A) the Subordination Percentage and (B) the increase, if any, in the Series 2012-4 Excess Funding Amount since the Distribution Date immediately preceding such date;

(v) plus an amount equal to the product of (A) the Subordination Percentage and (B) the decrease, if any, in the Series 2012-4 Excess Funding Amount since the Distribution Date immediately preceding such date (to the extent that the Required Nonoverconcentration Pool Balance would not exceed the Nonoverconcentration Pool Balance, any such excess to become Class E Invested Amount on the date and to the extent that such additions would not result in the Required Nonoverconcentration Pool Balance exceeding the Nonoverconcentration Pool Balance);

(vi) plus an amount equal to the increase, if any, in the Required Class E Invested Amount as a result of a change in the Subordination Factor since the Distribution Date immediately preceding such date (to the extent that the Required Nonoverconcentration Pool Balance would not exceed the Nonoverconcentration Pool Balance, any such excess to become Class E Invested Amount on the date and to the extent that such additions would not result in the Required Nonoverconcentration Pool Balance exceeding the Nonoverconcentration Pool Balance);

(vii) minus an amount equal to the decrease, if any, in the Required Class E Invested Amount as a result of a change in the Subordination Factor since the Distribution Date immediately preceding such date;

(viii) plus the amount of any Available Series Interest Collections treated as Additional Available Series Principal Collections on such date to ensure that the Class E Invested Amount as of such date is not less than the Required Class E Invested Amount pursuant to Section 4.04(a)(ix);

(ix) minus the aggregate amount of any principal payments made to the Class E Noteholders since the Distribution Date immediately preceding such date;

provided, however, that in no event shall the Class E Invested Amount as of any date be more than the Required Class E Invested Amount as of such date; provided that the Depositor may at any time and from time to time increase the Class E Invested Amount by allocating a portion of the Nonoverconcentration Certificate Interest thereto; provided such increase shall not cause the Required Nonoverconcentration Pool Balance to exceed the Nonoverconcentration Pool Balance or cause the Nonoverconcentration Certificate Amount to be less than the Required Nonoverconcentration Certificate Amount. Notwithstanding the foregoing, the Depositor shall not be permitted to increase the Class E Invested Amount without satisfaction of the Series 2012-4 Rating Agency Condition with respect to each Class of Series 2012-4 Notes in connection therewith if such increase would result in the aggregate amount of all such increase together with all amounts resulting from a discretionary increase in the Series 2012-4 Subordination Factor and the Reserve Fund exceeding 5.0% of the Note Principal Balance as of the date of such increase.

Class E Note: Any one of the Series 2012-4 Asset Backed Equity Notes, Class E executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

Class E Note Initial Principal Balance: $33,333,349.

Class E Note Principal Balance: As of any date, the Class E Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class E Noteholders before such date; provided, however, that the Depositor, at any time and from time to time, may (A) in connection with an increase in the Class E Invested Amount increase the Class E Note Principal Balance, but not in excess of the increase in the Class E Invested Amount or (B) decrease the Class E Note Principal Balance upon satisfaction of the Series 2012-4 Rating Agency Condition and obtaining written consent of all of the Class E Noteholders.

Class E Noteholder: The Person in whose name a Class E Note is registered in the Note Register.

Closing Date: July 25, 2012.

Consent Rating Agency: Has the meaning set forth in the Ratings Free Writing Prospectus.

Controlled Accumulation Amount: The result of (a) the Note Principal Balance as of the last day of the Revolving Period (less the aggregate amount, if any, already on deposit in the Note Distribution Account and the Note Defeasance Account to pay principal of the Series 2012-4 Notes as of the close of business on the last day of the Revolving Period) divided by (b) the number of months in the Controlled Accumulation Period.

Controlled Accumulation Period: Unless an Early Amortization Event has occurred prior thereto, the period beginning on the first day of the January 2017 Collection Period or such later date as is determined in accordance with Section 4.04(h) and ending on the earlier to occur of (a) the close of business on the day immediately preceding the commencement of the Early Amortization Period and (b) the end of the Collection Period immediately preceding the Distribution Date on which the Note Principal Balance shall be paid in full.

Controlled Deposit Amount: For any Collection Period with respect to the Controlled Accumulation Period, an amount equal to the sum of (a) the Controlled Accumulation Amount for such Collection Period and (b) any Deficit Controlled Accumulation Amount for the immediately preceding Collection Period.

Covered Amount: As of any Distribution Date on which the Servicer calculates the Accumulation Period Reserve Draw Amount pursuant to Section 4.13(c), an amount equal to the product of (a) (i) the actual number of days in the related Collection Period divided by (ii) 360, times, (b) the product of (i) the aggregate amount on deposit in the Note Distribution Account and the Note Defeasance Account being accumulated to pay the principal on the Series 2012-4 Notes as of the immediately preceding Distribution Date (excluding amounts representing Investment Proceeds and after giving effect to any deposit or withdrawals therein on such preceding Distribution Date), times (ii) 0.0% (or a lower percentage upon satisfaction of the Series 2012-4 Rating Agency Condition with respect to the Series 2012-4 Notes).

Deficit Controlled Accumulation Amount: (a) for the Collection Period immediately preceding the Controlled Accumulation Period, zero, and (b) for any Collection Period in the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such Collection Period over the aggregate amount deposited into the Note Distribution Account or the Note Defeasance Account with respect to such Collection Period.

Determination Date: The tenth day of each calendar month, or if such tenth day is not a Business Day, the next succeeding Business Day.

Distribution Date: August 15, 2012, and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

Early Amortization Period: The period beginning on the first day on which an Early Amortization Event with respect to Series 2012-4 occurs and ending on the earlier to occur of (a) the end of the Collection Period immediately preceding the Distribution Date on which the Note Principal Balance shall be paid in full and (b) the Series 2012-4 Legal Maturity Date.

Excess Interest Collections: With respect to Series 2012-4, the meaning specified in Section 4.07.

Fixed Series Percentage: With respect to any date, the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Net Invested Amount as of such date or, if the Revolving Period is no longer in effect, as of the close of business on the last day of the Revolving Period and (b) the denominator of which is the greater of (i) the Adjusted Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, the Closing Date) and (ii) the sum of the numerators used to calculate the applicable fixed series percentages for allocating Nonoverconcentration Principal Collections to all outstanding Series (including Series 2012-4) with respect to such date.

Floating Series Percentage: With respect to any Collection Period, the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Average Net Invested Amount for that Collection Period and (b) the denominator of which is the greater of (i) the average of the Adjusted Nonoverconcentration Pool Balance for each day during such Collection Period and (ii) the sum of the numerators used to calculate the applicable floating series percentages for allocating Nonoverconcentration Interest Collections to all outstanding Series (including Series 2012-4) with respect to such Collection Period.

Indenture: The Indenture, dated as of February 12, 2010, between the Issuing Entity and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

Indenture Supplement: This Series 2012-4 Indenture Supplement, as the same may be amended, supplemented or otherwise modified from time to time.

Initial Invested Amount: With respect to the Series 2012-4 Notes, the Initial Note Principal Balance.

Initial Note Principal Balance: The sum of (a) the Class A Note Initial Principal Balance, plus (b) the Class B Note Initial Principal Balance, plus (c) the Class C Note Initial Principal Balance, plus (d) the Class D Note Initial Principal Balance, plus (e) the Class E Note Initial Principal Balance.

Insolvency Event of Default: With respect to the Series 2012-4, any Event of Default specified in Sections 6.02(e) or (f).

Interest Collections Shortfall: Has, with respect to Series 2012-4, the meaning specified in Section 4.07.

Interest Period: With respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

Invested Amount: The sum of the Investor Invested Amount and the Class E Invested Amount.

Investor Invested Amount: As of any date, the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount, in each case, as of such date.

Investor Note Principal Balance: As of any date of determination, the sum of the Class A Note Principal Balance, the Class B Note Principal Balance, the Class C Note Principal Balance and the Class D Note Principal Balance, in each case, as of such date.

Investor Notes: The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

LIBOR: With respect to any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Indenture Trustee for such Interest Period pursuant to Section 4.12.

LIBOR Determination Date: With respect to any Interest Period, the second London Business Day before the commencement of such Interest Period.

London Business Day: Any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed for business.

Majority of Manufacturers: Two or more Manufacturers that the aggregate amount of all Eligible Principal Receivables held by the Issuing Entity as of that date for which the related Vehicle Collateral Security is a Vehicle manufactured by one of those Manufacturers is 50.0% or more of the Pool Balance.

Monthly Back-up Servicing Fee: With respect to any Distribution Date on which the Back-up Servicing Agreement is in effect, an amount equal to the greater of (a) one-twelfth (or, with respect to the first Distribution Date, 30/360) of the product of (i) the Back-up Servicing Fee Rate, (ii) the Floating Series Percentage for the related Collection Period and (iii) the Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period and (b) $4,000.

Monthly Interest: With respect to any Distribution Date, the sum of (a) the Class A Monthly Interest for such Distribution Date, plus (b) the Class B Monthly Interest for such Distribution Date, plus (c) the Class C Monthly Interest for such Distribution Date, plus (d) the Class D Monthly Interest for such Distribution Date.

Monthly Nonoverconcentration Defaulted Amount: With respect to any Collection Period, the aggregate of Nonoverconcentration Defaulted Amounts for each day in that Collection Period.

Monthly Payment Rate: For any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the Principal Collections for such Collection Period with respect to Principal Receivables arising under the Scheduled Accounts and (b) the denominator of which is the average daily aggregate principal balance of all Principal Receivables arising under the Scheduled Accounts during such Collection Period.

Monthly Principal Amount: With respect to any Collection Period, the aggregate amount required to be deposited into the Note Distribution Account or the Note Defeasance Account with respect to that Collection Period in respect of the Series 2012-4 Notes as determined pursuant to Section 4.03.

Monthly Servicing Fee: With respect to any Distribution Date, an amount equal to one-twelfth (or, with respect to the first Distribution Date, 30/360) of the product of (a) the Servicing Fee Rate, (b) the Floating Series Percentage for the related Collection Period and (c) the Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period.

Monthly Statement: Has the meaning specified in Section 5.03(b).

Net Invested Amount: With respect to the Series 2012-4 Notes as of any date of determination, the sum of (a) the Net Investor Invested Amount as of such date and (b) the excess, if any, of (i) the Class E Invested Amount as of such date over (ii) the sum of (1) the Note Distribution Account Amount allocated to pay principal of the Class E Notes, if any, on such date and (2) the amount on deposit in the Note Defeasance Account (excluding amounts representing Investment Proceeds) on that date allocated to pay principal of the Class E Notes, if any, on such date.

Net Investor Invested Amount: With respect to the Investor Notes as of any date of determination, the excess, if any, of (i) the Investor Invested Amount as of such date over (ii) the sum of (1) Note Distribution Account Amount allocated to pay principal of the Investor Notes, if any, on such date and (2) the amount on deposit in the Note Defeasance Account (excluding amounts representing Investment Proceeds) on that date allocated to pay principal of the Investor Notes, if any, on such date.

Note Defeasance Account: Has the meaning specified in Section 4.15(a).

Note Distribution Account: Has the meaning specified in Section 4.10(a).

Note Distribution Account Amount: On any date, an amount equal to the sum of (a) the amount on deposit in the Note Distribution Account (excluding amounts representing Investment Proceeds) on that date and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Note Distribution Account.

Note Principal Balance: As of any date of determination, the sum of the Investor Note Principal Balance on such date and the Class E Note Principal Balance on such date.

Notice Rating Agency: Has the meaning set forth in the Ratings Free Writing Prospectus.

Principal Sharing Group One: Series 2012-4 and each other Series specified in the related Indenture Supplements to be included in Principal Sharing Group One.

Principal Shortfall: With respect to Series 2012-4, the meaning specified in Section 4.08.

Rating Agency: Has the meaning set forth in the Ratings Free Writing Prospectus.

Ratings Free Writing Prospectus: The issuer free writing prospectus, as defined in Rule 433 of the Securities Act, filed by the Depositor on July 16, 2012, relating to the Series 2012-4 Notes.

Reallocated Principal Collections: With respect to any Distribution Date, the amounts applied in accordance with Section 4.06 in an amount not to exceed:

(a) with respect to amounts to be applied to pay Monthly Servicing Fees, Monthly Back-up Servicing Fees, and Class A Monthly Interest, the sum of the Class A Invested Amount, the Class B Invested Amount, Class C Invested Amount, Class D Invested Amount and Class E Invested Amount for that Distribution Date (in each case, after giving effect to any change in that amount on that date);

(b) with respect to amounts to be applied to pay Class B Monthly Interest, the sum of the Class B Invested Amount, the Class C Invested Amount, the Class D Invested Amount and the Class E Invested Amount (in each case, after giving effect to any change in that amount on that date, including clause (a) above);

(c) with respect to amounts to be applied to pay Class C Monthly Interest, the sum of the Class C Invested Amount, the Class D Invested Amount and the Class E Invested Amount (in each case, after giving effect to any change in that amount on that date, including clauses (a) and (b) above); and

(d) with respect to amounts to be applied to pay Class D Monthly Interest, the sum of the Class D Invested Amount and the Class E Invested Amount (in each case, after giving effect to any change in that amount on that date, including clauses (a), (b) and (c) above).

Reassignment Amount: With respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Note Principal Balance on such Distribution Date, plus (b) the Monthly Interest for such Distribution Date, together with any Monthly Interest previously due but not paid to the Series 2012-4 Noteholders on prior Distribution Dates.

Required Accumulation Factor Number: A fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest Monthly Payment Rate on the Accounts, expressed as a decimal, for the 12 months preceding the date of such calculation; provided, however, that this definition may be changed at any time upon receipt by the Indenture Trustee of an Officer’s Certificate from the Servicer that such change shall not have an Adverse Effect.

Required Class E Invested Amount: As of any Distribution Date, the product of (i) the Subordination Percentage and (ii) the excess, if any, of (A) (1) with respect to any Distribution Date occurring during the Controlled Accumulation Period or the Early Amortization Period, the Net Investor Invested Amount as of the last day of the Revolving Period, and (2) with respect to any Distribution Date occurring during the Revolving Period, the Net Investor Invested Amount as of such Distribution Date, over (B) the Series 2012-4 Excess Funding Amount on such date (after giving effect to any changes in such amount on such date).

Required Pool Percentage: 102%, except that the Depositor may reduce this percentage so long as the Series 2012-4 Rating Agency Condition is satisfied with respect to the Series 2012-4 Notes, but without the consent of any Noteholder or any other Person.

Reserve Fund: Has the meaning specified in Section 4.11(a).

Reserve Fund Available Amount: With respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund on such date (excluding any Investment Proceeds on amounts on deposit therein and before giving effect to any (i) deposit made or to be made therein pursuant to Section 4.04(a) on such date or (ii) any withdrawal made or to be made therefrom pursuant to Section 4.04(b)(ii) on such date) and (b) the Reserve Fund Required Amount for such Distribution Date.

Reserve Fund Deposit Amount: With respect to any Distribution Date, the excess, if any, of (a) the Reserve Fund Required Amount for such Distribution Date, over (b) the Reserve Fund Available Amount for such Distribution Date.

Reserve Fund Initial Amount: $2,380,953.

Reserve Fund Required Amount: With respect to any Distribution Date, an amount equal to the product of Reserve Fund Required Percentage and the Invested Amount as of such Distribution Date (after giving effect to any changes therein on such Distribution Date); provided, however, that the Depositor may, in its discretion, increase or, upon satisfaction of the Series 2012-4 Rating Agency Condition, decrease the Reserve Fund Required Amount. Notwithstanding the foregoing, the Depositor shall not be permitted to increase the Reserve Fund Required Amount in its discretion without satisfaction of the Series 2012-4 Rating Agency Condition if such increase would result in the aggregate amount of all such increases together with all amounts added to the Class E Invested Amount and all amount resulting from a discretionary increase in the Class E Invested Amount or in the Subordination Factor exceeding 5.0% of the Note Principal Balance as of the date of such increase.

Reserve Fund Required Percentage: As of any date, 1.00%; provided, however, that in the event the Subordination Factor would otherwise be required to increase as a result of a decrease in the Monthly Payment Rate in accordance with the definition of Subordination Factor, the Depositor may by delivering an Officer’s Certificate to the Indenture Trustee and the Rating Agencies prior to the date such increase was to become effective, elect to increase the Reserve Fund Required Percentage in an amount in percentage points equal to (i) an additional 2.20% rather than increasing the Subordination Factor by 2.57% pursuant to clause (i) of the first proviso of the definition of Subordination Factor, (ii) an additional 2.40% rather than increasing the Subordination Factor by 2.81% pursuant to clause (ii) of the first proviso of the definition of Subordination Factor or (iii) an additional 2.65% rather than increasing the Subordination Factor by 3.10% pursuant to clause (iii) of the first proviso of the definition of Subordination Factor. In the event that the Depositor shall elect to so increase the Reserve Fund Required Percentage rather than the Subordination Factor, any increase in the Monthly Payment Rate that otherwise would have resulted in a decrease in the Subordination Factor will alternatively result in corresponding decrease in the Reserve Fund Required Percentage to the extent that the Reserve Fund Required Percentage had been increased rather than making the corresponding increase in the Subordination Factor. The election of the Depositor to increase the Reserve Fund Required Percentage rather than increasing the Subordination Factor shall be deemed not to be a discretionary increase.

Reserve Fund Trigger Amount: As of any date, an amount equal to the product of 1.00% and the Invested Amount on such date (after giving effect to any changes therein on such date); provided, however, that, if the Reserve Fund Required Amount has been increased solely as a result of the decrease in the Three Month Average Payment Rate, then with respect to that Distribution Date and each Distribution Date thereafter until the amount on deposit in the Reserve Fund equals the Reserve Fund Required Amount, the Reserve Fund Trigger Amount will equal $0.

Revolving Period: The period beginning on the Closing Date and ending on the earlier of the close of business on the day immediately preceding the date on which the Controlled Accumulation Period or the Early Amortization Period commences.

Series 2012-4: The Series of Notes, the Principal Terms of which are specified in this Indenture Supplement.

Series 2012-4 Early Amortization Event: Has the meaning specified in Section 6.01.

Series 2012-4 Excess Funding Amount: As of any date of determination, the product of (a) the amount on deposit in the Excess Funding Account (excluding amounts representing Investment Proceeds) on such date, times (b) a fraction (i) the numerator of which is the Net Invested Amount as of such date and (ii) the denominator of which is the sum of the net invested amounts of each outstanding Nonoverconcentration Series (including Series 2012-4) being allocated a portion of the funds on deposit in the Excess Funding Account.

Series 2012-4 Event of Default: Has the meaning specified in Section 6.02.

Series 2012-4 Expected Maturity Date: The July 2017 Distribution Date.

Series 2012-4 Insolvency Event of Default: The Series 2012-4 Events of Default set forth in clauses (e) or (f) of Section 6.02.

Series 2012-4 Issuing Entity Insolvency Event of Default: The Series 2012-4 Event of Default set forth in clause (f) of Section 6.02.

Series 2012-4 Legal Maturity Date: The July 2019 Distribution Date.

Series 2012-4 Note: A Class A Note, a Class B Note, a Class C Note, a Class D Note or a Class E Note.

Series 2012-4 Noteholder: A Class A Noteholder, a Class B Noteholder, a Class C Noteholder, a Class D Noteholder or a Class E Noteholder.

Series 2012-4 Noteholders’ Collateral: The Noteholders’ Collateral for the Series 2012-4.

Series 2012-4 Private Notes: The Series 2012-4 Class B Notes, the Series 2012-4 Class C Notes, the Series 2012-4 Class D Notes and the Series 2012-4 Class E Notes.

Series 2012-4 Rating Agency Condition: The condition that each of the Consent Rating Agencies with respect to the Series 2012-4 Notes shall have notified the Depositor, the Servicer and the Issuing Entity in writing that such action shall not result in a downgrade, suspension or withdrawal of the then current rating of the Series 2012-4 Notes then rated by such Rating Agency; provided, however, that with respect to each Notice Rating Agency, it shall be sufficient that such Notice Rating Agency shall be given prior written notice thereof.

Series Accounts: With respect to Series 2012-4, the Note Distribution Account, the Note Defeasance Account, the Reserve Fund and the Accumulation Period Reserve Account.

Series Charge-Offs: Has the meaning specified in Section 4.05.

Series Collateral: Has the meaning specified in the granting clauses of this Indenture Supplement.

Series Cut-Off Date: The close of business on July 1, 2012.

Series Defaulted Amount: With respect to any Distribution Date, the amount of the Nonoverconcentration Defaulted Amount for the related Collection Period allocated to the Series 2012-4 pursuant to Section 4.01(d).

Series Defaulted Percentage: With respect to any Collection Period, the Floating Series Percentage.

Series Interest Collections: With respect to any Distribution Date, the amount of Nonoverconcentration Interest Collections for the related Collection Period (and, in the case of the initial Distribution Date, the prior Collection Period) allocated to the Series 2012-4 pursuant to Section 4.01(b).

Series Interest Percentage: With respect to any Collection Period, the Floating Series Percentage.

Series Principal Collections: With respect to any date, the amount of the Nonoverconcentration Principal Collections for that date allocated to the Series 2012-4 pursuant to Section 4.01(c).

Series Principal Percentage: For any date, the Fixed Series Percentage.

Series Required Certificate Amount: On any date, the product of (a) the excess, if any, of (i) the Required Pool Percentage over (ii) 100% and (b) the Net Invested Amount on that date.

Shared Principal Collections: With respect to Series 2012-4, has the meaning specified in Section 4.08.

Significant Manufacturer: As of any date, a Manufacturer that the aggregate amount of all Eligible Principal Receivables held by the Issuing Entity as of that date for which the related Vehicle Collateral Security is a Vehicle manufacturer by such Manufacturer is 35.0% (or, in the case of Chrysler, 25.0%) or more of the Pool Balance.

Special Pass-Through Entity: A grantor trust, S corporation, or partnership where more than 50% of the value of a beneficial owner’s interest in such pass through entity is attributable to the pass-through entity’s interest in the Class B Note, Class C Note, and/or Class D Note, as applicable.

Subordination Factor: As of any date, 14.00%; provided, however, that if on any Distribution Date, the Three Month Average Payment Rate is (i) less than 25.00% but greater than or equal to 22.50%, (ii) less than 22.50% but greater than or equal to 20.00%, or (iii) less than 20.00%, then on the next Distribution Date, the Subordination Factor shall be increased by (i) 2.57% over what it would have been had the Three Month Average Payment Rate been greater than or equal to 25.00%, (ii) 2.81% over what it would have been had the Three Month Average Payment Rate been less than 25.00% but greater than or equal to 22.50%, or (iii) 3.10% over what it would have been had the Three Month Average Payment Rate been less than 22.50% but greater that or equal 20.00%, respectively; provided, however, that if after any such increase in the Subordination Factor, on any Distribution Date the Three Month Average Payment Rate as of Distribution Date is, and the Three Month Average Payment Date with respect to each of the two prior Distribution Dates was, (i) greater than or equal 20.00% but less than 22.50%, (ii) greater than or equal to 22.50% but less than 25.00% or (iii) greater than or equal to 25.00%, then on the next Distribution Date, the Subordination Factor shall be decreased by (i) 3.10% over what it would have been had the Three Month Average Payment Rate been less than 20.00%, (ii) 2.81% over what it would have been had the Three Month Average Payment Rate been less than 22.50% but greater than or equal to 20.00% or (iii) 2.57% over what it would have been had the Three Month Average Payment Rate been less than 25.00% but greater than or equal to 22.50%, respectively; provided, further, that the Depositor may, by delivering an Officer’s Certificate to the Indenture Trustee and the Rating Agencies prior to the date such increase was to become effective, elect to increase the Reserve Fund Required Percentage by an additional amount in percentage points equal to 2.20%, 2.40%, or 2.65%, as applicable, pursuant to the proviso in the definition of “Reserve Fund Required Percentage” rather than increasing the Subordination Factor by an additional 2.57%, 2.81%, or 3.10%, respectively. In addition, the Depositor may (a) in its discretion increase the Subordination Factor, increasing the Subordination Percentage and thereby increasing the Class E Invested Amount and the Class E Principal Amount by an amount equal to the product of (i) the increase in the Subordination Percentage and (ii) the excess, if any, of (A) the Net Invested Amount over (B) the Series 2012-3 Excess Funding Amount on such date (after giving effect to any changes in such amount on such date); provided such increase shall not cause the Required Nonoverconcentration Pool Balance to exceed the Nonoverconcentration Pool Balance or cause the Nonoverconcentration Certificate Amount to be less than the Required Nonoverconcentration Certificate Amount or (b) upon satisfaction of the Series 2012-3 Rating Agency Condition with respect to each Class of Series 2012-3 Notes in connection therewith, decrease the Subordination Factor, with corresponding decreases in the Subordination Percentage, the Class E Invested Amount and the Class E Principal Amount. Notwithstanding the foregoing, the Depositor shall not be permitted to increase the Subordination Factor in its discretion without satisfaction of the Series 2012-3 Rating Agency Condition with respect to each Class of Series 2012-3 Notes in connection therewith if such increase would result in the aggregate amount of all such increases together with discretionary increases in the Class E Invested Amount and the Reserve Fund exceeding 5.0% of the Note Principal Balance as of the date of such increase.

Subordination Percentage: As of any date, an amount (expressed as a percentage) equal to (a) the Subordination Factor divided by (b) the result of 100% minus the Subordination Factor.

Three Month Average Payment Rate: As of any Distribution Date, the arithmetic average of the Monthly Payment Rate determined with respect to each of the three Collection Periods immediately preceding such Distribution Date.

SECTION 2.02 Other Definitional Provisions.

(a) Certain capitalized terms used but not otherwise defined in this Indenture Supplement shall have the respective meanings assigned to them in Part I of the Appendix A to the Trust Sale and Servicing Agreement, dated as of February 12, 2010 (the “Trust Sale and Servicing Agreement”), among Ally Master Owner Trust, Ally Wholesale Enterprises LLC, Ally Bank, and Ally Financial Inc. (formerly GMAC Inc.) (including any successors or assigns thereto, “Ally Financial”), as amended, supplemented, restated or otherwise modified from time to time.

(b) All references herein to “this Indenture Supplement” are to this Indenture Supplement as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits of this Indenture Supplement unless otherwise specified.

(c) All terms defined in this Indenture Supplement shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein.

(d) The rules of construction set forth in Part II of Appendix A to the Trust Sale and Servicing Agreement shall be applicable to this Indenture Supplement.

ARTICLE III

SERVICING FEE

SECTION 3.01 Servicing Compensation.

The share of the Servicing Fee and the Back-up Servicing Fee, respectively, allocable to the Series 2012-4 Noteholders with respect to any Distribution Date is equal to the Monthly Servicing Fee and the Monthly Back-up Servicing Fee, respectively. The portion of the Servicing Fee and Back-up Servicing Fee that is not allocable to the Series 2012-4 Noteholders shall be paid by the holders of the Certificate Interest or the Noteholders of other Series (as provided in the related Indenture Supplements) and in no event shall the Issuing Entity, the Indenture Trustee or the Series 2012-4 Noteholders be liable for the share of the Servicing Fee or the Back-up Servicing Fee to be paid by the holders of the Certificate Interest or the Noteholders of any other Series.

ARTICLE IV

RIGHTS OF SERIES 2012-4 NOTEHOLDERS

AND ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.01 Collections and Allocations.

(a) Allocations to Series 2012-4. As provided in Section 8.4(a) of the Indenture, Nonoverconcentration Interest Collections, Nonoverconcentration Principal Collections and Nonoverconcentration Defaulted Amounts shall be allocated to Series 2012-4 and then applied in accordance with this Article IV. No Overconcentration Interest Collections, Overconcentration Principal Collections or Overconcentration Defaulted Amounts shall be allocated to the Series 2012-4.

(b) On each Determination Date beginning on the Determination Date in August 2012, the Servicer shall allocate to the Series 2012-4 an amount of Nonoverconcentration Interest Collections for the related Collection Period (and, in the case of the initial Distribution Date, the prior Collection Period) equal to the product of (i) the Series Interest Percentage for the related Collection Period, and (ii) the Nonoverconcentration Interest Collections for such Collection Period; provided, however, that for purposes of calculating the Series Interest Percentage for this Section 4.01(b), the Series 2012-4 Notes shall be deemed to have been outstanding since the Series Cut-Off Date.

(c) On each Business Day beginning on the Closing Date, the Servicer shall allocate to the Series 2012-4 an amount of Nonoverconcentration Principal Collections for that date equal to the product of (i) the Series Principal Percentage for that date and (ii) the Nonoverconcentration Principal Collections for such that date.

(d) On each Determination Date beginning on the Determination Date in August 2012, the Servicer shall allocate to the Series 2012-4 an amount of the Nonoverconcentration Defaulted Amount for the related Collection Period equal to the product of (i) the Series Defaulted Percentage for the related Collection Period and (ii) the Monthly Nonoverconcentration Defaulted Amount for the related Collection Period.

SECTION 4.02 Determination of Monthly Interest.

(a) The amount of monthly interest due with respect to the Class A Notes for any Distribution Date and the related Interest Period (the “Class A Monthly Interest”) shall be calculated by the Servicer and shall be an amount equal to the product of (i) one-twelfth (or, in the case of the August 2012 Distribution Date, a fraction, the numerator of which is 20 and the denominator of which is 360), times (ii) the Class A Note Interest Rate, times (iii) the Average Class A Note Principal Balance for the related Interest Period.

(b) The amount of monthly interest due with respect to the Class B Notes for any Distribution Date and the related Interest Period (the “Class B Monthly Interest”) shall be calculated by the Servicer and shall be an amount equal to the product of (i) one-twelfth (or, in the case of the August 2012 Distribution Date, a fraction, the numerator of which is 20 and the denominator of which is 360), times (ii) the Class B Note Interest Rate, times (iii) the Average Class B Note Principal Balance for the related Interest Period.

(c) The amount of monthly interest due with respect to the Class C Notes for any Distribution Date and the related Interest Period (the “Class C Monthly Interest”) shall be calculated by the Servicer and shall be an amount equal to the product of (i) one-twelfth (or, in the case of the August 2012 Distribution Date, a fraction, the numerator of which is 20 and the denominator of which is 360), times (ii) the Class C Note Interest Rate, times (iii) the Average Class C Note Principal Balance for the related Interest Period.

(d) The amount of monthly interest due with respect to the Class D Notes for any Distribution Date and the related Interest Period (the “Class D Monthly Interest”) shall be calculated by the Servicer and shall be an amount equal to the product of (i) one-twelfth (or, in the case of the August 2012 Distribution Date, a fraction, the numerator of which is 20 and the denominator of which is 360), times (ii) the Class D Note Interest Rate, times (iii) the Average Class D Note Principal Balance for the related Interest Period.

SECTION 4.03 Determination of Monthly Principal Amount.

The aggregate amount of monthly principal to be deposited into the Note Defeasance Account or the Note Distribution Account with respect to any Collection Period in the Controlled Accumulation Period or, if earlier, any Collection Period or portion thereof in the Early Amortization Period (the “Monthly Principal Amount”), shall be equal to the least of (a) the sum of (i) the Available Series Principal Collections for each Business Day during such Collection Period, (ii) Additional Available Series Principal Collections for the related Distribution Date and (iii) any Series 2012-4 Excess Funding Amount with respect to such period, (b) for each Collection Period with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Collection Period, and (c) the Net Invested Amount (after taking into account any adjustments to be made on the related Distribution Date pursuant to Sections 4.05 and 4.06).

SECTION 4.04 Application of Available Funds on Deposit in Note Defeasance Account, Collection Account and Other Sources.

(a) On each Distribution Date, the Servicer shall apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Available Series Interest Collections with respect to such Distribution Date, (x) on deposit in the Collection Account, and (y) solely to make the allocations, distributions or deposits specified in clauses (ii) through (v) below, in the manner and order set forth therein, on deposit in the Note Defeasance Account (excluding amounts representing Investment Proceeds), in the following priority:

(i) first, an amount equal to the Monthly Servicing Fee for such Distribution Date, together with any Monthly Servicing Fees previously due but not paid to the Servicer on prior Distribution Dates, shall be distributed to the Servicer (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.4 of the Indenture); second, pro rata, an amount equal to the accrued and unpaid fees, expenses and indemnities owed to the Indenture Trustee, the Owner Trustee, the Administrator and any other fees or expenses of the Issuing Entity payable by the Servicer or the Administrator (to the extent not paid by the Servicer or the Administrator) shall be distributed to the Indenture Trustee, the Owner Trustee, the Administrator, or the Person to whom such payment is owed, as applicable, provided that the amount distributed pursuant to this clause second shall not exceed $150,000 in any calendar year; third, an amount equal to the Monthly Back-up Servicing Fee for such Distribution Date, together with any Monthly Back-up Servicing Fees previously due but not paid to the Back-up Servicer on prior Distribution Dates, shall be distributed to the Back-up Servicer;

(ii) an amount equal to the Class A Monthly Interest for such Distribution Date, together with any Class A Monthly Interest previously due but not paid to the Class A Noteholders on prior Distribution Dates, shall be allocated and set aside from such funds in the Note Defeasance Account and, to the extent such funds are not sufficient, the remainder shall be deposited into the Note Distribution Account from the Collection Account, for payment to the Class A Noteholders;

(iii) an amount equal to the Class B Monthly Interest for such Distribution Date, together with any Class B Monthly Interest previously due but not paid to the Class B Noteholders on prior Distribution Dates, shall be allocated and set aside from such funds in the Note Defeasance Account and, to the extent such funds are not sufficient, the remainder shall be deposited into the Note Distribution Account from the Collection Account, for payment to the Class B Noteholders;

(iv) an amount equal to the Class C Monthly Interest for such Distribution Date, together with any Class C Monthly Interest previously due but not paid to the Class C Noteholders on prior Distribution Dates, shall be allocated and set aside from such funds in the Note Defeasance Account and, to the extent such funds are not sufficient, the remainder shall be deposited into the Note Distribution Account from the Collection Account, for payment to the Class C Noteholders;

(v) an amount equal to the Class D Monthly Interest for such Distribution Date, together with any Class D Monthly Interest previously due but not paid to the Class D Noteholders on prior Distribution Dates, shall be allocated and set aside from such funds in the Note Defeasance Account and, to the extent such funds are not sufficient, the remainder shall be deposited into the Note Distribution Account from the Collection Account, for payment to the Class D Noteholders;

(vi) an amount equal to the Series Defaulted Amount for such Distribution Date shall be treated as Additional Available Series Principal Collections for such Distribution Date;

(vii) an amount equal to the sum of Series Charge-Offs that have not been previously reimbursed shall be treated as Additional Available Series Principal Collections for such Distribution Date;

(viii) the amount equal to the sum of Reallocated Principal Collections that have not been previously reimbursed shall be treated as Additional Available Series Principal Collections for such Distribution Date;

(ix) the amount necessary to cause the Class E Invested Amount to not be less than the Required Class E Invested Amount shall be treated as Additional Available Series Principal Collections for such Distribution Date;

(x) an amount equal to the Reserve Fund Deposit Amount for such Distribution Date shall be deposited into the Reserve Fund;

(xi) beginning on the Accumulation Period Reserve Account Funding Date, an amount equal to the Accumulation Period Reserve Account Deposit Amount for such Distribution Date shall be deposited into the Accumulation Period Reserve Account;

(xii) the amount required to repay the Servicer for all outstanding Servicer Advances made in respect of the Series 2012-4 Notes shall be distributed to the Servicer (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.4 of the Indenture);

(xiii) pro rata, the amounts required to pay any remaining fees, expenses, indemnities or other amounts required to be paid pursuant to clause second of subsection (i) above but not paid as a result of the proviso thereto, the amount required to reimburse the Back-up Servicer for all unpaid Servicer Transition Costs in excess of the amounts reimbursed by funds from the Servicer Termination Costs Reserve Account and the amount required to reimburse the Back-up Servicer for all unpaid amounts due to the Back-up Servicer pursuant to the Back-up Servicing Agreement shall be distributed to the applicable person;

(xiv) an amount equal to the Interest Collections Shortfalls for other outstanding Series in Excess Interest Sharing Group One shall be treated as Excess Interest Collections available from Series 2012-4 and applied to cover the Interest Collections Shortfalls for other outstanding Series in Excess Interest Sharing Group One; and

(xv) all remaining Available Series Interest Collections for such Distribution Date shall be deposited in the Certificate Distribution Account for distribution to the holders of the Certificate in accordance with the Trust Agreement (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.4 of the Indenture), but only to the extent that such remaining amount is not otherwise required to be deposited into the Excess Funding Account or the Cash Collateral Account pursuant to Section 8.3 of the Indenture.

(b) If Available Series Interest Collections with respect to any Distribution Date are insufficient to distribute or deposit the full amounts required under Section 4.04(a), the Servicer shall apply, or direct the Indenture Trustee to apply by written instructions to the Indenture Trustee, on such Distribution Date available funds from the following sources in the following order to make up any such shortfalls to the extent provided below:

(i) first, from Excess Interest Collections available from other outstanding Series in Excess Interest Sharing Group One, but only to cover shortfalls in the distributions and deposits required under clauses (i) through (xii) of Section 4.04(a) in that order;

(ii) second, from the Reserve Fund Available Amount, but only to cover shortfalls in the distributions and deposits required under clauses (i) through (viii) of Section 4.04(a) in that order;

(iii) third, from the Reallocated Principal Collections for such Distribution Date, but only to cover shortfalls in the distributions required under clauses (i) through (v) of Section 4.04(a) in that order; and

(iv) fourth, from the Servicer to the extent that the Servicer, in its sole discretion, decides to make an advance, but only to cover shortfalls in the distributions and deposits required under clauses (i) through (xi) of Section 4.04(a) in that order, and only to the extent that the Servicer expects to recover such advances (each, a “Servicer Advance”) pursuant to Section 4.04(a)(xii) on subsequent Distribution Dates.

(c) On each Business Day with respect to the Revolving Period, the Servicer shall apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Available Series Principal Collections for such date as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 4.08 hereof and Section 8.5(c) of the Indenture.

(d) On each Business Day with respect to the Controlled Accumulation Period, the Servicer shall apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Available Series Principal Collections for such date to make the following distributions or deposits in the following priority:

(i) first, an amount equal to the excess, if any, of (A) the Monthly Principal Amount for the related Collection Period over (B) the amount previously deposited during that Collection Period for the payment of principal to the Noteholders shall be deposited into the Note Distribution Account or, if elected pursuant to Section 4.04(k), the Note Defeasance Account, for payment of principal to the Noteholders; and

(ii) second, any remaining amounts shall be treated as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 4.08 hereof and Section 8.5(c) of the Indenture.

(e) On each Business Day with respect to the Early Amortization Period, the Servicer shall apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Available Series Principal Collections for such date to make the following distributions or deposits in the following priority:

(i) first, the amount necessary to reduce the Note Principal Balance to zero, but not more than the amount that would reduce the Invested Amount to zero, shall be deposited into the Note Distribution Account or, if elected pursuant to Section 4.04(k), the Note Defeasance Account, for payment of principal to the Noteholders in accordance with Section 5.02(b); and

(ii) second, any remaining amounts shall be treated as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 4.08 hereof and Section 8.5(c) of the Indenture.

(f) On each Distribution Date, the Servicer shall apply, or direct the Indenture Trustee to apply by written instructions to the Indenture Trustee, Additional Available Series Principal Collections, if any, (i) first, to make the applications of Additional Available Series Principal Collections required pursuant to Section 4.06, (ii) second, to make the deposits and distributions required to be made during the related Collection Period pursuant to Sections 4.04(c), (d) and (e) that have not otherwise been made as of such Distribution Date, and (iii) third, any remaining Additional Available Series Principal Collections shall be treated as Available Series Principal Collections for such date.

(g) On the first Business Day of the earlier to occur of the Controlled Accumulation Period and the Early Amortization Period, the Indenture Trustee, acting in accordance with written instructions from the Servicer, shall withdraw from the Excess Funding Account and apply in accordance with Sections 4.04(d) or (e), as applicable, an amount equal to the lesser of (i) the Series 2012-4 Excess Funding Amount for such date and (ii) the amount required to be deposited or distributed on that date pursuant to Section 4.04(d)(i) or 4.04(e)(i), as applicable that was not previously deposited or distributed on that date.

(h) The Controlled Accumulation Period is scheduled to commence on the first day of the January 2017 Collection Period; provided, however, that, if the Accumulation Period Length (determined as described below) is less than six Collection Periods, the date on which the Controlled Accumulation Period actually commences shall be delayed to the first day of the Collection Period that is the number of whole Collection Periods before the Series 2012-4 Expected Maturity Date at least equal to the Accumulation Period Length and, as a result, the number of Collection Periods in the Controlled Accumulation Period shall at least equal the Accumulation Period Length. On or before each Determination Date beginning with the Determination Date in the December 2016 Collection Period and ending when the Controlled Accumulation Period begins, the Servicer shall determine the “Accumulation Period Length” as of such Determination Date, which shall equal the number of whole Collection Periods such that the sum of the Accumulation Period Factors for each Collection Period during such period shall be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length shall not be determined to be less than one Collection Period. If the number of whole Collection Periods remaining after such Determination Date and before the Series 2012-4 Expected Maturity Date is less than or equal to the Accumulation Period Length calculated as of such Determination Date, the Controlled Accumulation Period shall commence on the first day of the following Collection Period; provided, however, if such number of Collection Periods is greater than such Accumulation Period Length, the commencement of the Controlled Accumulation Period shall be delayed until at least the next Determination Date, at which time the Accumulation Period Length shall be recalculated as described above.

(i) All distributions that are deposited by the Indenture Trustee into the Certificate Distribution Account for distribution to the holders of the Certificate pursuant to this Indenture Supplement shall be made in accordance with such written remittance instructions as may be provided to the Indenture Trustee by the Depositor from time to time.

(j) Notwithstanding any other provision of this Indenture Supplement or the Indenture, if any amount is required to be deposited into any Series Account or other account pursuant to this Indenture Supplement and all or part of the amount of such deposit is to be deposited into another account or otherwise distributed on that date, such amount may be deposited directly into the applicable subsequent account or distributed directly to the applicable recipient without first being deposited into the initial Series Account or account.

(k) Note Defeasance Account. With respect to each Collection Period, no later than 10:00 am Central time on any Business Day of such Collection Period, including pursuant to Section 4.04(d) and (e), the Servicer, at the direction of the Depositor, shall and, the Servicer may (if Ally Financial or an Affiliate of Ally Financial is the Servicer), in its discretion, specify to the Indenture Trustee an amount of Available Series Interest Collections and Available Series Principal Collections to be withdrawn from the Collection Account or, with respect to any amounts on deposit in the Note Distribution Account constituting Available Series Principal Collections, the Note Distribution Account, and deposited into the Note Defeasance Account. With respect to any Collection Period, the aggregate of such amounts deposited into the Note Defeasance Account, as reasonably calculated by the Servicer (i) with respect to each Collection Period (or portion thereof) that does not occur during a Controlled Accumulation Period or Early Amortization Period, shall not be in excess of the lesser of (1) Available Series Interest Collections for such Collection Period plus Reallocated Principal Collections for the related Distribution Date less the Monthly Servicing Fee for such Collection Period and (2) the aggregate amount necessary to make the allocations and distributions required by clauses (ii) through (v) of Section 4.04(a) and (ii) with respect to each Collection Period (or portion thereof) that occurs during a Controlled Accumulation Period or Early Amortization Period, shall not be in excess of the lesser of (1) the aggregate of the Available Series Interest Collections for such Collection Period, plus the Available Series Principal Collections for such Collection Period, less the Monthly Servicing Fee for such Collection Period and (2) the aggregate amount necessary to make the allocations and distributions required by (x) clauses (ii) through (v) of Section 4.04(a) and (y) Section 4.04(d) or 4.04(e), as applicable, during such Collection Period. The Servicer shall not have any liability for any such calculation made in good faith. Any amount on deposit in the Note Defeasance Account on any Distribution Date (after giving effect to all deposits therein or withdrawals therefrom on such Distribution Date) shall remain on deposit in the Note Defeasance Account for distribution on the next Distribution Date in accordance with this Indenture Supplement.

(l) No later than 10:00 am Central time on each Business Day on which amounts are to be withdrawn from the Collection Account or the Note Distribution Account and deposited into the Note Defeasance Account pursuant to Section 4.04(k), the Servicer shall notify the Indenture Trustee of the sources and amounts to be deposited in the Note Defeasance Account on such Business Day and the Indenture Trustee shall transfer such amount from the Collection Account or the Note Distribution Account, as applicable, to the Note Defeasance Account.

(m) If an increase in the Subordination Factor is to occur on the next Distribution Date, the Required Nonoverconcentration Pool Balance for purposes of Section 8.3 of the Indenture as of such Distribution Date and on each subsequent date until the Distribution Date on which such increase takes effect shall be calculated as if the increase in the Subordination Factor has already occurred.

SECTION 4.05 Series Charge-Offs.

(a) On each Determination Date, the Servicer shall calculate the Series Defaulted Amount, if any, for the related Distribution Date. If the Series Defaulted Amount for any Distribution Date exceeds the sum of:

(i) the Available Series Interest Collections for such Distribution Date applied to fund such Series Defaulted Amount pursuant to Section 4.04(a)(vi);

(ii) the Excess Interest Collections available from other outstanding Series in Excess Interest Sharing Group One for such Distribution Date applied to fund such Series Defaulted Amount pursuant to Section 4.04(a)(vi) in accordance with Section 4.04(b)(i);

(iii) the Reserve Fund Available Amount for such Distribution Date applied to fund such Series Defaulted Amount pursuant to Section 4.04(a)(vi) in accordance with Section 4.04(b)(ii) (after giving effect to the application of such amounts to items (i) through (v) in Section 4.04(a)); and;

(iv) the amount of Servicer Advances for such Distribution Date applied to fund such Series Defaulted Amount pursuant to Section 4.04(a)(vi) in accordance with Section 4.04(b)(iv);

then, a “Series Charge-Off” in the amount of such excess shall exist for such Distribution Date and shall reduce the Invested Amount.

(b) The reduction in the Invested Amount for such Distribution Date due to such Series Charge-Off shall be allocated as follows:

(i) first, the Class E Invested Amount shall be reduced by the amount of such reduction until the Class E Invested Amount is reduced to zero; then

(ii) second, the Class D Invested Amount shall be reduced by any remaining amount until the Class D Invested Amount is reduced to zero; then

(iii) third, the Class C Invested Amount shall be reduced by any remaining amount until the Class C Invested Amount is reduced to zero; then

(iv) fourth, the Class B Invested Amount shall be reduced by any remaining amount until the Class B Invested Amount is reduced to zero; and then

(v) fifth, the Class A Invested Amount shall be reduced by any remaining amount until the Class A Invested Amount is reduced to zero.

SECTION 4.06 Reallocated Principal Collections.

On each Distribution Date, the Servicer shall apply, or direct the Indenture Trustee by written instruction to the Indenture Trustee to apply the portion of Reallocated Principal Collections specified in Section 4.04(b)(iii) from the following sources and in the following order of priority, (i) first, Additional Available Series Principal Collections for that Distribution Date available in accordance with Section 4.04(f), (ii) second, Series Principal Collections for that date, (iii) third, amounts on deposit in the Note Defeasance Account (to the extent such funds are used to cover shortfalls in the distributions required under clauses (ii) through (v) of Section 4.04(a)), and (iv) fourth, amounts on deposit in the Note Distribution Account for the payment of principal (first for the Class E Notes, then for the Class D Notes, then for the Class C Notes, then for the Class B Notes and then for the Class A Notes), but not in excess of the amounts specified in the definition of “Reallocated Principal Collections,” in accordance with Section 4.04(b)(iii). If, on any Distribution Date, Reallocated Principal Collections for such Distribution Date are so applied, then, the Invested Amount shall be reduced by the amount of such application and, if such amounts are from withdrawals from the Note Distribution Account or the Note Defeasance Account, those amounts shall be deemed not to have been allocated or deposited into the Note Distribution Account or the Note Defeasance Account, as applicable, for purposes of this Indenture Supplement. The reduction in the Invested Amount for such Distribution Date due to the application of such Reallocated Principal Collections shall be allocated as follows:

(a) first, the Class E Invested Amount shall be reduced by the amount of such reduction until the Class E Invested Amount is reduced to zero; then

(b) second, the Class D Invested Amount shall be reduced by any remaining amount until the Class D Invested Amount is reduced to zero; then

(c) third, the Class C Invested Amount shall be reduced by any remaining amount until the Class C Invested Amount is reduced to zero; then

(d) fourth, the Class B Invested Amount shall be reduced by any remaining amount until the Class B Invested Amount is reduced to zero; and then

(e) fifth, the Class A Invested Amount shall be reduced by any remaining amount until the Class A Invested Amount is reduced to zero.

SECTION 4.07 Excess Interest Collections.

Subject to Section 8.05(b) of the Indenture, Excess Interest Collections with respect to the Excess Interest Sharing Series in Excess Interest Sharing Group One for any Distribution Date shall be allocated to Series 2012-4 in an amount equal to the product of (i) the aggregate amount of Excess Interest Collections with respect to all the Excess Interest Sharing Series in Excess Interest Sharing Group One for such Distribution Date and (ii) a fraction, the numerator of which is the Interest Collections Shortfall for Series 2012-4 for such Distribution Date and the denominator of which is the aggregate amount of Interest Collections Shortfalls for all the Excess Interest Sharing Series in Excess Interest Sharing Group One for such Distribution Date. The “Interest Collections Shortfall” for Series 2012-4 for any Distribution Date shall equal the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to clauses (i) through (xii) of Section 4.04(a) on such Distribution Date, over (b) the Available Series Interest Collections for such Distribution Date. The maximum amount of “Excess Interest Collections” with respect to Series 2012-4 for any Distribution Date available for other Series in Excess Sharing Group One shall equal the excess, if any, of (a) the Available Series Interest Collections for such Distribution Date over (b) the full amount required to be distributed, without duplication, pursuant to clauses (i) through (xii) of Section 4.04(a) on such Distribution Date.

SECTION 4.08 Shared Principal Collections.

Subject to Section 8.5(c) of the Indenture, the aggregate amount of Shared Principal Collections with respect to the Principal Sharing Series in Principal Sharing Group One for any date shall be allocated to Series 2012-4 in an amount equal to the product of (i) the aggregate amount of Shared Principal Collections, times (ii) a fraction, the numerator of which is the Principal Shortfall for Series 2012-4 for such date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Principal Sharing Series in Principal Sharing Group One for such date. The “Principal Shortfall” for Series 2012-4 shall equal (a) for any date in the Revolving Period, zero, (b) for any date in the Controlled Accumulation Period, the amount to be deposited or distributed pursuant to Sections 4.04(d) over the amount previously deposited or distributed pursuant to that subsection, and (c) for any date in the Early Amortization Period, the amount to be deposited or distributed pursuant to Section 4.04(e) over the amount previously deposited or distributed pursuant to that subsection. The “Shared Principal Collections” with respect to Series 2012-4 for any date shall equal the excess, if any, of (a) the Available Series Principal Collections for such date (without giving effect to clause (ii) of the definition thereof) over (b) the full amount required to be deposited or distributed, without duplication, pursuant to Sections 4.04(c), (d) or (e) on such date.

SECTION 4.09 Reinstatement of Invested Amount.

(a) The Invested Amount shall be reinstated on any Distribution Date by the amount of any Available Series Interest Collections that are applied pursuant to Section 4.04(a)(vi), (vii), (viii) and (ix). This amount shall be applied as follows:

(i) first, if the Class A Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class A Invested Amount until it equals the Class A Note Principal Balance minus the aggregate amount on deposit in the Note Distribution Account and the Note Defeasance Account (excluding, in each case, amounts representing Investment Proceeds) allocated to it; then

(ii) second, if the Class B Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class B Invested Amount until it equals the Class B Note

Principal Balance minus the aggregate amount on deposit in the Note Distribution Account and the Note Defeasance Account (excluding amounts representing Investment Proceeds) allocated to it; then

(iii) third, if the Class C Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class C Invested Amount until it equals the Class C Note Principal Balance minus the aggregate amount on deposit in the Note Distribution Account and the Note Defeasance Account (excluding, in each case, amounts representing Investment Proceeds) allocated to it; then

(iv) fourth, if the Class D Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class D Invested Amount until it equals the Class D Note Principal Balance minus the aggregate amount on deposit in the Note Distribution Account and the Note Defeasance Account (excluding, in each case, amounts representing Investment Proceeds) allocated to it; and then

(v) fifth, if the Class E Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class E Invested Amount until it equals the Required Class E Invested Amount.

SECTION 4.10 Note Distribution Account.

(a) The Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee in the name of the Indenture Trustee, on behalf of the Issuing Entity, an Eligible Deposit Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Note Distribution Account”). The Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Note Distribution Account and in all Investment Proceeds with respect thereto (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders. Except as expressly provided in this Indenture Supplement and the Trust Sale and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Note Distribution Account for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. The Indenture Trustee, at the written direction of the Servicer, shall make deposits and withdrawals from the Note Distribution Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement.

(b) Funds on deposit in the Note Distribution Account shall, at the written direction of the Servicer, be invested by the Indenture Trustee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee or its nominee for the benefit of the Noteholders. The Indenture Trustee shall cause each Eligible Investment to be delivered to it (including a securities intermediary) and shall be credited to the Note Distribution Account. Funds on deposit in the Note Distribution

Account shall be invested in Eligible Investments. On each Distribution Date, all Investment Proceeds on deposit in the Note Distribution Account shall be treated as Available Series Interest Collections with respect to the related Collection Period. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.10(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture Supplement, the Indenture or the Trust Sale and Servicing Agreement.

SECTION 4.11 Reserve Fund.

(a) The Servicer, for the benefit of the Series 2012-4 Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Issuing Entity, an Eligible Deposit Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Series 2012-4 Noteholders (the “Reserve Fund”). The Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Reserve Fund and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Series 2012-4 Noteholders. Except as expressly provided in this Indenture Supplement and the Trust Sale and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Reserve Fund for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. The Indenture Trustee, at the written direction of the Servicer, shall make deposits to and withdrawals from the Reserve Fund from time to time in the amounts and for the purposes set forth in this Indenture Supplement.

(b) Funds on deposit in the Reserve Fund shall, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments. All such Eligible Investments shall be held by the Indenture Trustee or its nominee for the benefit of the Series 2012-4 Noteholders. The Indenture Trustee shall cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and shall be credited to the Reserve Fund. Funds on deposit in the Reserve Fund shall be invested in Eligible Investments. On each Distribution Date, all Investment Proceeds on deposit in the Reserve Fund shall be treated as Available Series Interest Collections for such Distribution Date. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.11(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture Supplement, the Indenture or the Trust Sale and Servicing Agreement.

(c) The Reserve Fund initially shall be funded by the Depositor on the Closing Date in the amount of the Reserve Fund Initial Amount. After the Closing Date, funds shall be deposited into the Reserve Fund as provided in Section 4.04(a)(x). The Depositor may at any time and from time to time make additional deposits into the Reserve Fund; provided, however, the Depositor shall not be permitted to make any such discretionary deposit without satisfaction of the Series 2012-4 Rating Agency Condition with respect to each Class of Series 2012-4 Notes in connection therewith if such deposit together with any discretionary increases in the Subordination Factor and the Class E Invested Amount would result in the aggregate amount of all such deposits and increases exceeding 5.0% of the Note Principal Balance as of the date of such deposit.

(d) If on any Distribution Date, after giving effect to all withdrawals from and deposits to the Reserve Fund, the amount on deposit in the Reserve Fund (excluding amounts representing Investment Proceeds) exceeds the Reserve Fund Required Amount then in effect, the Indenture Trustee shall, at the written direction of the Servicer, distribute such excess to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement.

(e) Upon the earlier to occur of the date on which the Series 2012-4 Notes are paid in full and the Series 2012-4 Legal Maturity Date, any funds remaining in the Reserve Fund, after giving effect to any deposits and withdrawals made therefrom on such date, shall be treated as Additional Available Series Principal Collections. The Reserve Fund shall thereafter be deemed to have terminated for purposes of this Indenture Supplement.

SECTION 4.12 [Reserved].

SECTION 4.13 Accumulation Period Reserve Account.

(a) If the Accumulation Period Reserve Account Required Amount is greater than zero ($0), the Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Issuing Entity, an Eligible Deposit Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Accumulation Period Reserve Account”). The Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Accumulation Period Reserve Account and in all Investment Proceeds with respect thereto (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders. Except as expressly provided in this Indenture Supplement and the Trust Sale and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Accumulation Period Reserve Account for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. The Indenture Trustee, at the direction of the Servicer, shall make deposits and withdrawals from the Accumulation Period Reserve Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement.

(b) Funds on deposit in the Accumulation Period Reserve Account shall, at the written direction of the Servicer, be invested by the Indenture Trustee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee or its nominee for the benefit of the Noteholders. The Indenture Trustee shall cause each Eligible Investment to be delivered to it (including a securities intermediary) and shall be credited to the Accumulation Period Reserve Account. Funds on deposit in the Accumulation Period Reserve Account shall be invested in Eligible Investments. On each Distribution Date, all Investment Proceeds on deposit in the Accumulation Period Reserve Account shall be treated as Available Series Interest Collections with respect to the related Collection Period. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.13(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture Supplement, the Indenture or the Trust Sale and Servicing Agreement.

(c) On or before each Distribution Date with respect to the Controlled Accumulation Period and on or before the first Distribution Date with respect to the Early Amortization Period beginning after the commencement of the Controlled Accumulation Period, the Servicer shall calculate the Accumulation Period Reserve Draw Amount; provided, however, that such amount shall be reduced to the extent that funds otherwise would be available for deposit into the Accumulation Period Reserve Account pursuant to Sections 4.04(a)(xi) and Section 4.04(b)(i) on such Distribution Date. If for any Distribution Date, the Accumulation Period Reserve Draw Amount is greater than zero, the Accumulation Period Reserve Draw Amount, up to the Available Accumulation Period Reserve Account Amount, shall be withdrawn from the Accumulation Period Reserve Account on such Distribution Date by the Indenture Trustee (acting in accordance with the written instructions of the Servicer) and deposited into the Collection Account for application as Available Series Interest Collections.

(d) If on any Distribution Date, after giving effect to all withdrawals from and deposits to the Accumulation Period Reserve Account, the amount on deposit in the Accumulation Period Reserve Account exceeds the Accumulation Period Reserve Account Required Amount then in effect, the Indenture Trustee shall, at the written direction of the Servicer, distribute such excess to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement.

(e) Upon the earliest to occur of (i) the payment in full of the Series 2012-4 Notes, (ii) the first Distribution Date relating to the Early Amortization Period and (iii) the Series 2012-4 Legal Maturity Date, any funds remaining in the Accumulation Period Reserve Account, after withdrawal of funds therefrom on such date in accordance with Section 4.13(c), shall be treated as Available Series Interest Collections. The Accumulation Period Reserve Account shall thereafter be deemed to have terminated for purposes of this Indenture Supplement.

SECTION 4.14 Transfer Restrictions.

(a) The Class E Notes (or interests therein) may not be acquired by or for the account of (i) a Benefit Plan other than an insurance company general account (as defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60) whose underlying assets include less than 25% “plan assets” and for which the purchase and holding of the Class E Notes is eligible for and satisfied all conditions for relief under PTCE 95-60 or (ii) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code if such acquisition would result in a non-exempt prohibited transaction under, or a non-exempt violation of, any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code. By accepting and holding a Class E Note (or interest therein), the Holder thereof and any related Note Owner shall each be deemed to have represented and warranted that it is not, nor is it acquiring the Note for the account of either, (i) a Benefit Plan other than an insurance company general account (as defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60) whose underlying assets include less than 25% “plan assets” and for which the purchase and holding of the Class E Notes is eligible for and satisfied all conditions for relief under PTCE 95-60 or (ii) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code if such acquisition would result in a non-exempt prohibited transaction under, or a non-exempt violation of, any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code. By accepting and holding a Class A Note, Class B Note, Class C Note or Class D Note (or interest therein), the Holder thereof and any related Note Owner shall be deemed to have represented and warranted that either (i) it is not, nor is it acquiring the Note for the account of, a Benefit Plan or any other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of substantially similar law. In addition, Benefit Plans may not acquire (i) a Class A Note, Class B Note, Class C Note, or Class D Note at any time that such Note would not be treated as indebtedness without substantial equity features, or (ii) a Class B Note, Class C Note or Class D Note at any time that the ratings on such Note are below investment grade. By accepting and holding a Class A Note, Class B Note, Class C Note or Class D Note (or interest therein), the Holder thereof and any related Note Owner shall each be deemed to have represented and warranted that its acquisition of such note is in compliance with the foregoing restriction.

(b) The Series 2012-4 Private Notes will not be registered under the Securities Act or the securities or blue sky laws of any other jurisdiction. Consequently, the Series 2012-4 Private Notes are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein. No sale, pledge or other transfer of the Series 2012-4 Private Notes (or interest therein) may be made by any Person unless either (i) such sale, pledge or other transfer is made to or by the Depositor, (ii) so long as the Series 2012-4 Private Notes are eligible for resale pursuant to Rule 144A under the Securities Act, such sale, pledge or other transfer is made to a person whom the transferor “reasonably believes” within the meaning of Rule 144A under the Securities Act is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Qualified Institutional Buyers) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act, or (iii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Depositor, and (B) the Indenture Trustee shall require a written opinion of counsel (which will not be at the expense of the Issuing Entity, the Seller, the Depositor, the Servicer or the Indenture Trustee) satisfactory to the Depositor and the Indenture Trustee to the effect that such transfer will not violate the Securities Act. Neither the Depositor nor the Indenture Trustee shall be obligated to register the Series 2012-4 Private Notes under the Securities Act, qualify the Series 2012-4 Private Notes under the securities laws of any state or provide registration rights to any purchaser or holder thereof.

(c) Transfer of a Class E Note may only be made to a Person who is a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code). Any Person acquiring a Class E Note or an interest therein (i) shall not be deemed to have made the representations set forth in Section 2.14 of the Indenture and (ii) other than the Depositor shall not acquire or hold such Class E Note or interest therein in the form of a Book Entry Note.

(d) No sale, pledge or other transfer may be made to any one person of a Class E Note with a face amount of less than the amount determined in accordance with Section 1.01(E) hereof (in order to prevent the Issuing Entity from being treated as a “publicly traded partnership” under Section 7704 of the Code), and, in the case of any Person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)(2) of the Securities Act) acting in its fiduciary capacity), for a Class E Note with a face amount of less than such amount for each such third party. Any attempted transfer in contravention of the immediately preceding restriction will be void ab initio and the purported transferor will continue to be treated as the owner of the Class E Notes for all purposes. No Class E Note may be transferred unless the transferor provides to the Indenture Trustee an opinion of independent counsel that the transfer will not cause the Issuing Entity to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

(e) (i) A sale, pledge, or transfer of a Class B Note, Class C Note or Class D Note may only be made to a Person who is a United State Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code). A Person other than the Depositor acquiring a Class B Note, Class C Note or Class D Note or an interest therein shall be deemed to have made the representations set forth in Section 2.14 of the Indenture; and (ii) no sale, pledge, or transfer of a Class B Note, Class C Note or Class D Note shall be made (x) to any one person with a face amount of less than 100% of the Class B Note Principal Balance, Class C Note Principal Balance or Class D Note Principal Balance, as applicable, or (y) to a Special Pass-Through Entity, in each case, unless (A) an opinion of counsel satisfactory to the Indenture Trustee and the Depositor that such sale, pledge, or transfer shall not cause the Issuing Entity to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes shall have been delivered to the Indenture Trustee and the Depositor and (B) the Depositor shall have provided prior written approval; provided, however, that the restrictions in this Section 4.14(e) shall not apply in the event counsel satisfactory to the Indenture Trustee and the Depositor has rendered an opinion to the effect that the Class B Note, Class C Note or Class D Note to be sold, pledged, or transferred will be characterized as indebtedness for federal income tax purposes. Any attempted transfer in contravention of this Section 4.14(e) will be void ab initio and the purported transferor will continue to be treated as the owner of, as applicable, the Class B Note, Class C Note or Class D Note for all purposes.

SECTION 4.15 Note Defeasance Account.

(a) The Indenture Trustee, for the benefit of the Series 2012-4 Noteholders, shall establish and maintain in the name of the Indenture Trustee, an Eligible Deposit Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Series 2012-4 Noteholders (the “Note Defeasance Account”). The Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Note Defeasance Account for the benefit of the Series 2012-4 Noteholders (other than Investment Proceeds, which shall be for the benefit of the Indenture Trustee). Except as expressly provided in this Indenture Supplement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Note Defeasance Account for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. The Indenture Trustee, at the written direction of the Servicer, shall make deposits and withdrawals from the Note Defeasance Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement.

(b) Funds on deposit in the Note Defeasance Account shall, at the direction or election of the Indenture Trustee, be invested by the Indenture Trustee (including the Securities Intermediary) in Eligible Investments that mature prior to the next Distribution Date selected by the Indenture Trustee. All such Eligible Investments shall be held by the Indenture Trustee or its nominee for the benefit of the Series 2012-4 Noteholders. The Indenture Trustee shall cause each Eligible Investment to be delivered to it (including a securities intermediary) and shall be credited to the Note Defeasance Account. Notwithstanding anything to the contrary in the Indenture, the Indenture Trustee shall be entitled to receive all Investment Proceeds on the Note Defeasance Account when and as paid without any obligation to the Owner Trustee, the Servicer or the Depositor in respect thereof. The Indenture Trustee will have no obligation to deposit any such amount in any account established hereunder or the Indenture. Notwithstanding Sections 6.1(f) and 8.3(f) of the Indenture, the Indenture Trustee shall be liable for any investment losses with respect to funds on deposit in the Note Defeasance Account.

(c) All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Defeasance Account pursuant to this Indenture Supplement shall be made by the Indenture Trustee or by another Paying Agent from available funds on deposit in the Note Defeasance Account.

(d) Upon the irrevocable deposit of any amount into the Note Defeasance Account pursuant to this Indenture Supplement, the Issuing Entity shall have no further liability for, and shall be deemed to be discharged and released from its obligations with respect to, the Series 2012-4 Notes to the extent of the amount so deposited as such amounts are to be applied to the payments of interest on and principal of the Series 2012-4 Notes in accordance with the priorities specified in this Indenture Supplement, and the Holders of the Series 2012-4 Notes shall have recourse and shall look solely to the Note Defeasance Account for the payment of such amounts.

(e) All monies deposited with the Indenture Trustee in the Note Defeasance Account pursuant to this Indenture Supplement shall be held in trust in a segregated trust account and

(except for Investment Proceeds thereon) applied by the Indenture Trustee, in accordance with the provisions of the Series 2012-4 Notes and this Indenture Supplement, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of Series 2012-4 Notes for payment on or redemption of the Series 2012-4 Notes, and no amounts so withdrawn from the Note Defeasance Account for payments of Notes shall be paid over to the Issuing Entity.

(f) The Indenture Trustee may, at such time as there are no Notes Outstanding, notify the Issuing Entity thereof in writing and withdraw and retain any funds then on deposit in the Note Defeasance Account.

(g) Sections 8.3(f) and (g) of the Indenture shall not apply to the Note Defeasance Account.

(h) The Note Defeasance Account shall constitute a “Note Distribution Account” solely for purposes of Sections 2.7, 3.1, 3.3(b), and 10.1 of the Indenture.

ARTICLE V

DELIVERY OF SERIES 2012-4 NOTES;

DISTRIBUTIONS; REPORTS TO SERIES 2012-4 NOTEHOLDERS

SECTION 5.01 Delivery and Payment for Series 2012-4 Notes.

The Indenture Trustee shall authenticate the Series 2012-4 Notes in accordance with Section 2.2 of the Indenture. The Indenture Trustee shall deliver the Series 2012-4 Notes to the Issuing Entity when so authenticated.

SECTION 5.02 Distributions.

(a) On each Distribution Date, based solely on the information contained in the Monthly Statement, the Indenture Trustee shall distribute to each Class A Noteholder, Class B Noteholder, Class C Noteholder and Class D Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class A Noteholder’s, Class B Noteholder’s, Class C Noteholder’s and Class D Noteholder’s, respectively, pro rata share of the amounts allocated and available in the Note Distribution Account and the Note Defeasance Account on such Distribution Date to pay interest on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, respectively, pursuant to this Indenture Supplement.

(b) On the Series 2012-4 Expected Maturity Date and on each Distribution Date with respect to the Early Amortization Period, based solely on the information contained in the Monthly Statement, from the amounts allocated during the related or any prior Collection Period or, with respect to Additional Available Series Principal Collections, on such or any prior Distribution Date and available in the Note Distribution Account and the Note Defeasance Account on such Distribution Date to pay principal of the Series 2012-4 Notes pursuant to this Indenture Supplement, the Indenture Trustee shall distribute:

(i) first, pro rata to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture), principal of the Class A Notes until the Class A Notes have been paid in full,

(ii) second, pro rata to each Class B Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture), principal of the Class B Notes until the Class B Notes have been paid in full, provided, however, that in no event shall any amount be paid as principal with respect to the Class B Notes unless the Class A Principal Balance is zero,

(iii) third, pro rata to each Class C Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture), principal of the Class C Notes until the Class C Notes have been paid in full, provided, however, that in no event shall any amount be paid as principal with respect to the Class C Notes unless the Class A Principal Balance and the Class B Principal Balance are zero,

(iv) fourth, pro rata to each Class D Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture), principal of the Class D Notes until the Class D Notes have been paid in full, provided, however, that in no event shall any amount be paid as principal with respect to the Class D Notes unless the Class A Principal Balance, the Class B Principal Balance and the Class C Principal Balance are zero, and

(v) fifth, pro rata to each Class E Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture), principal of the Class E Notes until the Class E Notes have been paid in full, provided, however, that in no event shall any amount be paid as principal with respect to the Class E Notes unless the Class A Principal Balance, the Class B Principal Balance, the Class C Principal Balance and the Class D Principal Balance are zero.

(c) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.5 of the Trust Sale and Servicing Agreement, Section 11.2 of the Indenture and Section 7.01 of this Indenture Supplement.

(d) Except as provided in Section 11.2 of the Indenture with respect to a final distribution, distributions to Series 2012-4 Noteholders hereunder shall be made by (i) wire transfer (to the account specified by the applicable Noteholder) or check mailed first class, postage prepaid to each Series 2012-4 Noteholder (at such Noteholder’s address as it appears in the Note Register), except that with respect to any Series 2012-4 Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds and (ii) without presentation or surrender of any Series 2012-4 Note or the making of any notation thereon.

(e) The amount of all distributions and deposits that are required to be made by the Indenture Trustee on each Distribution Date pursuant to this Section 5.02 shall be set forth in written instructions (which may be in the form of the Monthly Statement) provided by the Servicer to the Indenture Trustee no later than the second Business Day prior to the related Distribution Date.

(f) Except with respect to the reimbursement of investment losses pursuant to Section 4.15(b), the Indenture Trustee shall have no duty to make any deposits or distributions or any other payments under this Indenture Supplement unless and until it has sufficient cash to make such payments and it has received written instructions from the Servicer as to such deposits, distributions and payments.

SECTION 5.03 Reports and Statements to Series 2012-4 Noteholders.

(a) The Indenture Trustee will make available each month to each Series 2012-4 Noteholder the statements referred to in Section 5.03(b) below (and certain other documents, reports and information regarding the Receivables provided by the Servicer form time to time) via the Indenture Trustee’s internet website, with the use of a password provided by the Indenture Trustee. The Indenture Trustee’s internet website will be located at www.CTSLink.com or at such other address as the Indenture Trustee shall notify the Series 2012-4 Noteholders from time to time. For assistance with regard to this service, the Series 2012-4 Noteholders can call the Indenture Trustee’s Corporate Trust Office at (866) 846-4526. The Indenture Trustee shall have the right to change the way the statements referred to in Section 5.03(b) below are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements so long as such statements are only provided to the then current Series 2012-4 Noteholders. The Indenture Trustee shall provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 12.4, Section 12.5 or Section 12.6 of the Indenture, as appropriate.

(b) No later than the second Business Day preceding each Distribution Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and, if Ally Financial or an Affiliate of Ally Financial is the Servicer, each Rating Agency (or, if Ally Financial or an Affiliate of Ally Financial is not the Servicer, to the Depositor, who shall promptly provide such Monthly Statement to each Rating Agency) a statement substantially in the form of Exhibit B (the “Monthly Statement”) prepared by the Servicer; provided that the Servicer may amend the form of Exhibit B from time to time.

(c) A copy of each statement or certificate provided pursuant to Section 5.03(a) or (b) may be obtained by any Series 2012-4 Noteholder by a request in writing to the Servicer.

(d) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Indenture Supplement, the Indenture Trustee and the Administrator shall furnish (or cause to be furnished), to each Person who at any time during such calendar year shall have been a holder of record of Series 2012-4 Notes, and received any payment thereon, a statement containing such information as may be required by the Code and applicable Treasury Regulations to enable such Noteholder to prepare its federal income tax returns.

SECTION 5.04 Other Information to be Provided by the Indenture Trustee and the Owner Trustee.

(a) The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the Indenture Trustee which is required in order to enable the Depositor to comply with the provisions of Items 1104(e) and 1121(c) of Regulation AB and Rule 15Ga-1 under the Exchange Act as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Indenture Supplement and the Indenture; provided that with respect to Rule 15Ga-1, and Items 1121(c) and 1104(e), the Indenture Trustee shall not be deemed a “securitizer” or an “issuer” under Regulation AB or under the Exchange Act.

(b) The Indenture Trustee shall provide the Depositor with notification, as soon as practicable and in any event within five Business Days, of all demands communicated to the Indenture Trustee for the repurchase or replacement of any Receivable pursuant to Section 3.04(c), 4.01(c) or 4.02(c) of the Pooling and Servicing Agreement or Section 2.5 or 3.1(c) of the Trust Sale and Servicing Agreement, as applicable.

(c) The Owner Trustee agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the Owner Trustee which is required in order to enable the Depositor to comply with the provisions of Items 1104(e) and 1121(c) of Regulation AB and Rule 15Ga-1 under the Exchange Act as it relates to the Owner Trustee or to the Owner Trustee’s obligations under the Trust Agreement; provided that with respect to Rule 15Ga-1, and Items 1121(c) and 1104(e), the Owner Trustee shall not be deemed a “securitizer” or an “issuer” under Regulation AB or under the Exchange Act; and provided further, that any such request shall be limited to information reasonably available to the Responsible Officers of the Owner Trustee.

(d) The Owner Trustee shall provide the Depositor with notification, as soon as practicable and in any event within five Business Days, of all demands communicated to a Responsible Officer of the Owner Trustee for the repurchase or replacement of any Receivable pursuant to Section 3.04(c), 4.01(c) or 4.02(c) of the Pooling and Servicing Agreement or Section 2.5 or 3.1(c) of the Trust Sale and Servicing Agreement, as applicable; provided that any such request shall be limited to information reasonably available to the Responsible Officers of the Owner Trustee.

ARTICLE VI SERIES 2012-4 EARLY AMORTIZATION EVENTS AND SERIES 2012-4 EVENTS OF DEFAULT

SECTION 6.01 Series 2012-4 Early Amortization Events.

If any one of the following events occurs with respect to the Series 2012-4 Notes:

(a) failure on the part of the Depositor, the Servicer or the Seller, as applicable, to duly observe or perform in any material respect any other covenants or agreements of the Depositor, the Servicer or the Seller, as the case may be, set forth in the Trust Sale and Servicing Agreement or the Pooling and Servicing Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given by the Indenture Trustee or the Owner Trustee to the Depositor, provided, however, that no Early Amortization Event shall be deemed to occur if such failure results in the creation of Warranty Receivables or Administrative Receivables and such Warranty Receivables or Administrative Receivables are purchased by the Seller, the Depositor or the Servicer in accordance with the Basic Documents;

(b) any representation or warranty made by the Seller in the Pooling and Servicing Agreement or the Depositor in the Trust Sale and Servicing Agreement or any information contained on the Schedule of Accounts, (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Depositor by the Indenture Trustee or the Owner Trustee and (ii) as a result of such incorrectness the interests of the Noteholders are materially and adversely affected, provided, however, that no Early Amortization Event shall be deemed to occur if such failure results in the creation of Warranty Receivables or Administrative Receivables and such Warranty Receivables or Administrative Receivables are purchased by the Seller, the Depositor or the Servicer in accordance with the Basic Documents;

(c) failure on the part of the Depositor, the Servicer or the Seller, as applicable, to pay (or set aside for payment) all amounts required to be paid as principal on any Series 2012-4 Notes on the Series 2012-4 Expected Maturity Date;

(d) on any Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 17.50%;

(e) on any three consecutive Distribution Dates, the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount;

(f) on any Distribution Date, the Reserve Fund Required Amount for such Distribution Date exceeds the amount on deposit in the Reserve Fund by more than the Reserve Fund Trigger Amount;

(g) the unpaid principal amount of Outstanding Series 2012-4 Notes (together with accrued and unpaid interest thereon) shall have become immediately due and payable as a result of an Event of Default pursuant to Section 6.03 of this Indenture Supplement;

(h) an Insolvency Event with respect to the Seller, the Depositor or the Servicer (or Ally Financial, if Ally Financial is not the Servicer);

(i) on any Distribution Date, the amount on deposit in the Excess Funding Account exceed 30.0% of the sum of the Net Invested Amounts of all outstanding Series (including Series 2012-4), being determined as the average over the six Collection Periods immediately preceding the Distribution Date, or, if shorter, the period from the initial issuance date through and including the last day of the immediately preceding Collection Period);

(j) the Issuing Entity or the Depositor is required to register under the Investment Company Act;

(k) a Liquidation Event occurs with respect to a Significant Manufacturer or with respect to a Majority of Manufacturers;

(l) on any Distribution Date, the Required Class E Invested Amount for such Distribution Date exceeds the Class E Invested Amount;

(m) a failure by the Depositor to transfer to the Issuing Entity Receivables arising in connection with Additional Accounts within 15 Business Days after the date on which the Depositor is required to convey such Receivables pursuant to Section 2.7(a) of the Trust Sale and Servicing Agreement; or

(n) on the first Distribution Date related to the Controlled Accumulation Period, the amount on deposit in the Accumulation Period Reserve Account is less than the Accumulation Period Reserve Account Required Amount;

then, (i) in the case of any event described in clauses (a) or (b) above, after any applicable grace period, either the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of Series 2012-4 Notes by notice then given in writing to the Depositor and the Servicer (and to the Indenture Trustee if given by the Series 2012-4 Noteholders) may declare that an Early Amortization Event with respect to the Series 2012-4 Notes (a “Series 2012-4 Early Amortization Event”) has occurred as of the date of such notice, and (ii) in the case of any event described in clauses (c) through (n) above, immediately and without any notice or other action on the part of the Indenture Trustee or the Series 2012-4 Noteholders, a Series 2012-4 Early Amortization Event shall be deemed to have occurred.

SECTION 6.02 Series 2012-4 Events of Default.

For the purposes of this Indenture Supplement, “Event of Default” wherever used herein, means any one of the following events:

(a) failure to pay any interest on any Investor Note as and when the same becomes due and payable, and such default shall continue unremedied for a period of thirty-five (35) days; or

(b) except as set forth in Section 6.02(c) below, failure to pay any instalment of the principal of any Investor Note as and when the same becomes due and payable, and such default continues unremedied for a period of thirty (30) days after there shall have been given, by registered or certified mail, written notice thereof to the Issuing Entity and the Servicer by the Indenture Trustee or to the Issuing Entity, the Servicer and the Indenture Trustee by the Holders of not less than 25% of the Outstanding Amount of such Notes, a written notice specifying such default and demanding that it be remedied and stating that such notice is a “Notice of Default” hereunder; or

(c) failure to pay in full the Outstanding Amount attributable to the Series 2012-4 Notes on or prior to the Series 2012-4 Legal Maturity Date for such Notes;

(d) default in the observance or performance in any material respect of any covenant or agreement of the Issuing Entity made in the Indenture or this Indenture Supplement in respect of the Series 2012-4 Notes (other than a covenant or agreement in respect of the Series 2012-4 Notes a default in the observance or performance which is specifically dealt with elsewhere in this Section 6.02), which failure materially and adversely affects the rights of the Noteholders, and such default shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity and the Servicer by the Indenture Trustee or to the Issuing Entity, the Servicer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Series 2012-4 Notes, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e) the filing of an order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under the Bankruptcy Code, and such order shall have continued undischarged or unstayed for a period of 90 days; or the filing of a decree or order by a court having jurisdiction in the premises approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuing Entity under any other Insolvency Law, and such decree or order shall have continued undischarged or unstayed for a period of 90 days; or the filing of a decree or order of a court having jurisdiction in the premises appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall have continued undischarged and unstayed for a period of 90 consecutive days; or

(f) the commencement by the Issuing Entity of a voluntary case under the Bankruptcy Code; or the filing of a petition or answer or consent by the Issuing Entity seeking reorganization, arrangement, adjustment or composition under any other Insolvency Law, or consent to the filing of any such petition, answer or consent; or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or the making by the Issuing Entity of an assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as such debts become due.

The Issuing Entity shall deliver to the Indenture Trustee within five Business Days after learning of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 6.02(d), its status and what action the Issuing Entity is taking or proposes to take with respect thereto.

SECTION 6.03 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default, other than an Event of Default as a result of an Insolvency Event with respect to the Issuing Entity, should occur and is continuing, then the Indenture Trustee may, or shall, at the direction of the Holders of at least a majority of the Outstanding Amount of the Series 2012-4 Notes, declare all the Series 2012-4 Notes to be immediately due and payable, by a notice in writing to the Issuing Entity and the Servicer (and to the Indenture

Trustee if declared by such Noteholders) setting forth the Event or Events of Default. If an Insolvency Event of Default occurs and is continuing, then the Series 2012-4 Notes shall be immediately and without further action become due and payable, and the Indenture Trustee shall give a notice to such effect in writing to the Issuing Entity (although failure to give such notice shall not affect the immediate acceleration of maturity). Upon any such declaration or automatic occurrence, the Revolving Period or the Controlled Accumulation Period, as applicable, with respect to the Series 2012-4 Notes shall terminate, an Early Amortization Period shall commence and the unpaid principal amount of such Series 2012-4 Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

(b) At any time after such acceleration of maturity has occurred pursuant to Section 6.03(a) and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided in Article V of the Indenture, the Holders of at least a majority of the Outstanding Amount of the Series 2012-4 Notes, by written notice to the Issuing Entity, the Servicer and the Indenture Trustee, may rescind and annul such acceleration and its consequences with respect to the Series 2012-4 Notes. No such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto; and provided, further, that if the Indenture Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or shall have been determined adversely to the Indenture Trustee, then and in every such case, the Indenture Trustee, the Issuing Entity and the Noteholders, as the case may be, shall be restored to their respective former positions and rights hereunder and under the Indenture, and all rights, remedies and powers of the Indenture Trustee, the Issuing Entity and the Noteholders, as the case may be, shall continue as though no such proceedings had been commenced.

(c) If the Series 2012-4 Notes shall have been accelerated following an Event of Default, the Indenture Trustee may exercise the remedies available to it as set forth in Article V the Indenture.

(d) Any money or property collected by the Indenture Trustee pursuant to this Section 6.03 following the acceleration of the maturities of the Series 2012-4 Notes (so long as such acceleration has not been rescinded or annulled) shall be paid out or allocated in accordance with Section 5.4(b) of the Indenture.

ARTICLE VII

REDEMPTION OF SERIES 2012-4 NOTES; SERIES LEGAL MATURITY; FINAL DISTRIBUTIONS

SECTION 7.01 Optional Redemption of Series 2012-4 Notes.

(a) On any day occurring on or after the date on which the Note Principal Balance is reduced to 10% or less of the Initial Note Principal Balance, the Servicer (if Ally Financial or an Affiliate of Ally Financial is the Servicer) shall have the option to purchase the Series 2012-4 Noteholders’ Collateral and thereby cause a redemption of the Series 2012-4 Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

(b) Upon any such election, the Servicer shall give the Depositor, the Indenture Trustee, the Issuing Entity and, if applicable, other holders of the Certificate Interest at least 30 days prior written notice of the date on which the Servicer intends to exercise such optional redemption as well as the Reassignment Amount and the Indenture Trustee shall provide notice to Holders of the Series 2012-4 Notes that it has received such notice from the Servicer. No later than 11:00 a.m. (New York City time) on such day the Servicer shall deposit the Reassignment Amount into the Collection Account or, at the direction of the Depositor or election of the Servicer in an amount not to exceed the interest and principal to be paid with respect to the Series 2012-4 Notes, the Note Defeasance Account, in immediately available funds. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Collection Amount or the Note Defeasance Account, as applicable, in accordance with the foregoing, the Invested Amount of the Series 2012-4 Notes shall be deemed reduced to zero and the Series 2012-4 Noteholders shall be deemed to have no further interest in the Receivables. The Reassignment Amount shall be distributed as set forth in Section 7.02.

SECTION 7.02 Series Legal Maturity.

(a) The amount to be paid by the Depositor with respect to Series 2012-4 in connection with a reassignment of the Noteholders’ Collateral pursuant to Section 2.5 of the Trust Sale and Servicing Agreement shall be the Reassignment Amount for the first Distribution Date following the Collection Period in which the reassignment obligation arises under the Trust Sale and Servicing Agreement. With respect to the Reassignment Amount deposited into the Collection Account or the Note Defeasance Account, as applicable, pursuant to Section 2.5 of the Trust Sale and Servicing Agreement or pursuant to Section 7.01 of this Indenture Supplement or the proceeds from any Foreclosure Remedy pursuant to Section 5.4 of the Indenture, the Indenture Trustee shall, in accordance with the written direction of the Servicer, no later than 11:00 a.m. (New York City time) on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds first, from amounts on deposit in the Note Defeasance Account and, to the extent the amounts on deposit in the Note Defeasance Account are insufficient to make such allocations, second, from available funds on deposit in the Collection Account, to make the following distributions or deposits in the following priority:

(i) (A) the Class A Note Principal Balance on such Distribution Date shall be distributed to the Indenture Trustee for payment to the Class A Noteholders and (B) an amount equal to the sum of (1) the Class A Monthly Interest for such Distribution Date and (2) any Class A Monthly Interest previously due but not paid to the Class A Noteholders on prior Distribution Dates, shall be distributed to the Indenture Trustee for payment to the Class A Noteholders on such Distribution Date;

(ii) (A) the Class B Note Principal Balance on such Distribution Date shall be distributed to the Indenture Trustee for payment to the Class B Noteholders and (B) an amount equal to the sum of (1) the Class B Monthly Interest for such Distribution Date and (2) any Class B Monthly Interest previously due but not paid to the Class B Noteholders on prior Distribution Dates, shall be distributed to the Indenture Trustee for payment to the Class B Noteholders on such Distribution Date;

(iii) (A) the Class C Note Principal Balance on such Distribution Date shall be distributed to the Indenture Trustee for payment to the Class C Noteholders and (B) an amount equal to the sum of (1) the Class C Monthly Interest for such Distribution Date and (2) any Class C Monthly Interest previously due but not paid to the Class C Noteholders on prior Distribution Dates, shall be distributed to the Indenture Trustee for payment to the Class C Noteholders on such Distribution Date;

(iv) (A) the Class D Note Principal Balance on such Distribution Date shall be distributed to the Indenture Trustee for payment to the Class D Noteholders and (B) an amount equal to the sum of (1) the Class D Monthly Interest for such Distribution Date and (2) any Class D Monthly Interest previously due but not paid to the Class D Noteholders on prior Distribution Dates, shall be distributed to the Indenture Trustee for payment to the Class D Noteholders on such Distribution Date; and

(v) the Class E Note Principal Balance on such Distribution Date shall be distributed to the Indenture Trustee for payment to the Class E Noteholders on such Distribution Date.

(b) Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Trust Sale and Servicing Agreement, (i) all amounts distributed to the Indenture Trustee pursuant to Section 7.02(a) for payment to the Series 2012-4 Noteholders shall be deemed distributed in full to the Series 2012-4 Noteholders on the date on which such funds are distributed to the Indenture Trustee pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 11.2 of the Indenture and (ii) in the event that the amounts available for final distribution to the Series 2012-4 Noteholders and to the Noteholders of any other Series on any Distribution Date are less than the full amount required to be so distributed, the available amounts shall be allocated to each Series based on the respective amounts required to be distributed to each such Series (including Series 2012-4) on such Distribution Date.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01 Ratification of Agreement.

As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement is to be read, taken and construed as one and the same instrument.

SECTION 8.02 Form of Delivery of Series 2012-4 Notes.

The Series 2012-4 Notes shall be delivered as Registered Notes as provided in Section 2.2 of the Indenture.

SECTION 8.03 Counterparts.

This Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all counterparts shall together constitute one and the same instrument.

SECTION 8.04 Governing Law.

THIS INDENTURE SUPPLEMENT AND EACH SERIES 2012-4 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.05 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 8.06 Notices.

(a) The Issuing Entity (or the Servicer or Administrator on its behalf) shall deliver all notices, requests, consents or other communications delivered to the Rating Agencies hereunder to Standard & Poor’s concurrently with the delivery thereof to the Rating Agencies.

(b) All notices, requests, reports, consents or other communications deliverable to the Rating Agencies hereunder or under any other Basic Document by the Owner Trustee, the Issuing Entity or the Indenture Trustee shall instead be delivered to the Depositor, which shall promptly deliver such document to the Rating Agencies (which may be delivered by posting such document to the website maintained by the Depositor for notifications to nationally recognized statistical rating organizations).

IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

ALLY MASTER OWNER TRUST, as Issuing Entity

By HSBC Bank USA, National Association, not in its individual capacity, but solely as Owner Trustee

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee and Securities Intermediary

By
Name:
Title:

Acknowledged and Agreed, solely for purposes of Sections 5.04(c) and (d)

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By
Name:
Title:

EXHIBIT A

FORM OF CLASS [A][B][C][D][E] NOTE

[Unless this Class [A] Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[This Class [B][C][D][E] Note has not and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or under the securities or blue sky laws of any State in the United States or any foreign securities laws. By its acceptance of this Class [B][C][D][E] Note (or interest therein), the Holder of this Class [B][C][D][E] Note (or such interest), if other than the Depositor, is deemed to represent and warrant to the Depositor and the Indenture Trustee that it is a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act and is acquiring this Class [B][C][D][E] Note (or interest therein) for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Qualified Institutional Buyers) or has otherwise acquired an interest in the Class [B][C][D][E] Note in a transaction that is exempt from the registration requirements of the Securities Act.]

[No sale, pledge or other transfer of this Class [B][C][D][E] Note (or interest therein) may be made by any Person unless either (i) such sale, pledge or other transfer is made by or to the Depositor, (ii) at the time of such sale, pledge or other transfer, (A) this Class [B][C][D][E] Note is eligible for resale pursuant to Rule 144A under the Securities Act, and such sale, pledge or other transfer is made to a person whom the transferor “reasonably believes” within the meaning of Rule 144A under the Securities Act is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) acting for its own account or the accounts of other Qualified Institutional Buyers, and (B) the transferee is aware that the transferor of this Class [B][C][D][E] Note intends to rely on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act, or (iii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Depositor, and (B) the Indenture Trustee shall require a written opinion of

Ex. A-1

counsel (which will not be at the expense of the Seller, the Depositor, the Administrator the Issuing Entity, the Servicer or the Indenture Trustee) satisfactory to the Depositor and the Indenture Trustee to the effect that such transfer will not violate the Securities Act and satisfaction of certain other provisions specified herein.]

Each Noteholder or Note Owner, by acceptance of this Note (or interest therein), hereby covenant and agree that by accepting the benefits of the Indenture such Noteholder or Note Owner shall not, prior to the date which is one year and one day after the termination of the Indenture with respect to the Issuing Entity and, with respect to the Depositor, the Securities issued by each other trust formed by and each other financing by the Depositor, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any Insolvency Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity.

Each Noteholder, by acceptance of this Note (or interest therein), covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against:

(i) the Indenture Trustee or the Owner Trustee in its individual capacity;

(ii) the Depositor or any other owner of a beneficial interest in the Issuing Entity; or

(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Except as expressly provided in the Basic Documents, none of the Seller, the Depositor, the Servicer, the Indenture Trustee nor the Owner Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuing Entity, nor any of

Ex. A-2

their respective partners, owners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of [or interest on], or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Issuing Entity. Each Noteholder by accepting this Note (or any interest therein) acknowledges that such Noteholder’s Note (or interest therein) represents beneficial interests in the Issuing Entity only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof (other than the Issuing Entity) and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Basic Documents. Each Noteholder by the acceptance of a Note (or beneficial interest therein) agrees that except as expressly provided in the Basic Documents, in the event of nonpayment of any amounts with respect to the Notes, it shall have no claim against any of Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in the Notes.

If any of the foregoing covenants of a Noteholder is prohibited by, or declared illegal or otherwise unenforceable against or with respect to any Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity (“other assets”), each Noteholder or Note Owner by the acceptance of this Note (or beneficial interest therein), agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted (“entitled Persons”), including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

[The holder of this Note, by acceptance of this Note, and each holder of a beneficial interest therein, unless otherwise required by the appropriate taxing authorities, agree to treat this Note as indebtedness of the Issuing Entity for applicable United States federal, state and local income and franchise tax purposes and any other taxes imposed upon, measured by or based upon gross or net income.]

[Any holder of this Class [A][B][C][D] Note, by its acceptance of this Class [A][B][C][D] Note, shall be deemed to have represented that either (a) it is not acquiring the Class [A][B][C][D] Note with the assets of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

Ex. A-3

(“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) which is subject to Section 4975 of the Code, (iii) an entity whose underlying assets are treated under regulations issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, to include plan assets by reason of investment by an employee benefit plan or a plan in such entity or (iv) any other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code; or (b) the acquisition and holding of the Class [A][B][C][D] Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of any substantially similar applicable law. Employee benefit plans subject to the provisions of Title I of ERISA, plans subject to Section 4975 of the Code and entities whose underlying assets include plan assets by reason of an employee benefit plan’s or plan’s investment in such entity may not acquire this Class [A][B][C][D] Note at any time that this Class [A][B][C][D] Note would not be treated as indebtedness without substantial equity features [or the ratings on this Class [B][C][D] Note are below investment grade]. [Any holder of this Class [E] Note, by its acceptance of this Class [E] Note, shall be deemed to have represented that (a) it is not acquiring the Class [E] Note with the plan assets of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) which is subject to Section 4975 of the Code, (iii) an entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or a plan in such entity other than an insurance company general account (as defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60) whose underlying assets include less than 25% “plan assets” and for which the purchase and holding of the Class [E] Notes is eligible for and satisfied all conditions for relief under PTCE 95-60 or (iv) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code if such acquisition would result in a non-exempt prohibited transaction under, or a non-exempt violation of, any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code.]

[Transfer of this Class E Note may only be made to a Person who is a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code). Any Person acquiring this Class E Note or an interest therein (i) shall not be deemed to have made the representations set forth in Section 2.14 of the Indenture and (ii) other than the Depositor shall not acquire or hold this Class E Note or interest herein in the form of a Book Entry Note.]

[No sale, pledge or other transfer may be made to any one person of a Class E Note with a face amount of less than the amount determined in accordance with Section 1.01(f) of the Indenture Supplement (in order to prevent the Issuing Entity from being treated as a “publicly traded partnership” under Section 7704 of the Code, and, in the case

Ex. A-4

of any Person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)(2) of the Securities Act) acting in its fiduciary capacity), for a Class E Note with a face amount of less than such amount for each such third party. Any attempted transfer in contravention of the immediately preceding restriction will be void ab initio and the purported transferor will continue to be treated as the owner of the Class E Notes for all purposes. No Class E Note may be transferred unless the transferor provides to the Indenture Trustee an opinion of independent counsel that the transfer will not cause the Issuing Entity to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.]

Ex. A-5

Registered	$ [1]
No. R-	CUSIP No.
ISIN No.
Common Code

ALLY MASTER OWNER TRUST

SERIES 2012-4 [FIXED RATE ASSET BACKED][ASSET BACKED EQUITY]

NOTE, CLASS [A][B][C][D][E]

Ally Master Owner Trust (herein referred to as the “Issuing Entity”), a Delaware statutory trust governed by the Trust Agreement, dated as of February 12, 2010, for value received, hereby promises to pay to                             , or registered assigns, subject to the following provisions, the principal sum of                                                       DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture and the Indenture Supplement (each referred to herein), on the July 2017 Distribution Date (the “Series 2012-4 Legal Maturity Date”), except as otherwise provided below or in the Indenture or the Indenture Supplement. Beginning on August 15, 2012, and on each Distribution Date thereafter until the principal amount of this Note is paid in full, the Issuing Entity shall pay interest on the unpaid principal amount of this Note at an annual rate equal to the Class [A][B][C][D] Note Interest Rate, as determined pursuant to the Indenture Supplement. Interest on this Note shall begin accruing from July 25, 2012 (the “Closing Date”) and shall be payable in arrears on each Distribution Date, computed on the basis of a 360-day year and 12 30 day months. The principal of this Note shall be paid in the manner specified on the reverse hereof.

The principal of [and interest] on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

[1]

[This Class [A][B][C][D] Note may be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof.] [This Class E Asset Backed Equity Note may be issued only in denominations equal to the Class E Note Principal Balance.]

Ex. A-6

IN WITNESS WHEREOF, the Issuing Entity has caused this Note to be duly executed.

ALLY MASTER OWNER TRUST, as Issuing Entity

By HSBC Bank USA, National Association, not in its individual capacity, but solely as Owner Trustee

By
Name:
Title:

Dated:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By
Authorized Officer

Ex. A-7

ALLY MASTER OWNER TRUST

SERIES 2012-4 [FIXED RATE ASSET BACKED][ASSET BACKED EQUITY]

NOTE, CLASS [A][B][C][D][E]

Summary of Terms and Conditions

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as the Series 2012-4 [Fixed Rate] Asset Backed Notes (the “Notes”), issued under the Indenture, dated as of February 12, 2010 (the “Indenture”), between the Issuing Entity and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2012-4 Indenture Supplement, dated as of July 25, 2012 (the “Indenture Supplement” and, together with the Indenture, the “Series Agreement”), and representing the right to receive certain payments from the Issuing Entity. The Notes are subject to all of the terms of the Series Agreement. All terms used in this Note that are defined in the Series Agreement have the meanings assigned to them in or pursuant to the Series Agreement. In the event of any conflict or inconsistency between the Series Agreement and this Note, the Series Agreement controls.

The [Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Note] with initial principal amounts of $[            ], $[            ], $[            ], and $[            ], respectively, shall also be issued under the Series Agreement. [The rights of the holders of the [Class A Notes, the Class B Notes, the Class C Notes, and the Class D Notes] to receive payments on [the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes] are senior to the rights of the holders of the Class [B][C][D][E] Notes to receive payments as specified in the Series Agreement.] [The rights of the holders of [the Class B Notes, the Class C Notes, the Class D Notes, and the Class E Notes] to receive payments on [the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes] are subordinate to the rights of the holders of the Class [A][B][C][D] Notes to receive payments as specified in the Series Agreement.]

The Noteholder, by its acceptance of this Note, agrees that it shall look solely to the property of the Issuing Entity allocated to the payment of the Notes for payment hereunder and under the Series Agreement and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Notes or the Series Agreement or, except as expressly provided in the Series Agreement, subject to any liability under the Series Agreement.

This Note does not purport to summarize the Series Agreement and reference is made to the Series Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

Ex. A-8

The Class [A][B][C][D][E] Note Initial Principal Balance is $[            ]. The Class [A][B][C][D][E] Note Principal Balance on any date of determination shall be an amount equal to the Class [A][B][C][D][E] Note Initial Principal Balance minus the aggregate amount of any principal payments made to the Class [A][B][C][D][E] Noteholders before such date.

The Series 2012-4 Expected Maturity Date is the July 2017 Distribution Date, but principal with respect to the Class [A][B][C][D][E] Notes may be paid earlier or later under certain circumstances described in the Series Agreement. If for one or more months during the Controlled Accumulation Period there are not sufficient funds to deposit the Controlled Deposit Amount into the Note Distribution Account or, to the extent permitted by the Indenture Supplement, the Note Defeasance Account, then to the extent that excess funds are not available on subsequent Distribution Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Notes shall occur later than the Series 2012-4 Expected Maturity Date. Payments of principal of the Notes shall be payable in accordance with the provisions of the Series Agreement.

Subject to the terms and conditions of the Series Agreement, the Depositor may, from time to time, direct the Owner Trustee, on behalf of the Issuing Entity, to issue one or more new Series of notes.

On each Distribution Date, the Indenture Trustee shall distribute to each Class [A][B][C][D][E] Noteholder of record on the related Record Date (except for the final distribution in respect of this Note) such Class [A][B][C][D][E] Noteholder’s pro rata share of the amounts held by the Indenture Trustee that are allocated and available on such Distribution Date to pay [interest and] principal on the Class [A][B][C][D][E] Notes pursuant to the Indenture Supplement. Except as provided in the Series Agreement with respect to a final distribution, distributions to the Noteholders shall be made by (a) wire transfer (to the account specified by the applicable Noteholder) or check mailed to the applicable Noteholder (at such Noteholder’s address as it appears in the Note Register), except that with respect to any Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds and (b) without presentation or surrender of any Note or the making of any notation thereon. Final payment of this Note shall be made only upon presentation and surrender of this Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Noteholders in accordance with the Series Agreement.

On any day occurring on or after the date on which the Note Principal Balance is reduced to 10% or less of the Initial Note Principal Balance, the Servicer (if Ally Financial or an Affiliate of Ally Financial is the Servicer) shall have the option to redeem the Notes, at a purchase price equal to (a) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (b) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

Ex. A-9

This Note does not represent an obligation of, or an interest in, Ally Bank, Ally Financial, Ally Wholesale Enterprises LLC, the Indenture Trustee, the Owner Trustee or any Affiliate of any of them (other than the Issuing Entity) and is not insured or guaranteed by any governmental agency or instrumentality.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate subject to the rights of the Indenture Trustee and the Noteholders.

[Except as otherwise provided in the Indenture Supplement, the Class [A][B][C][D] Notes are issuable only in minimum denominations of $100,000 and integral multiples of $1,000.][Except as otherwise provided in the Indenture Supplement, the Class E Notes are issuable only in a minimum denomination of 100% of the Class E Note Principal Balance] The transfer of this Note shall be registered in the Note Register upon surrender of this Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Noteholder or such Noteholder’s attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class [A][B][C][D][E] Notes in any authorized denominations of like aggregate principal amount shall be issued to the designated transferee or transferees.

As provided in the Series Agreement and subject to certain limitations therein set forth, Class [A][B][C][D][E] Notes are exchangeable for new Class [A][B][C][D][E] Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuing Entity or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Issuing Entity, the Depositor, the Indenture Trustee and any agent of the Issuing Entity, the Depositor or the Indenture Trustee shall treat the person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuing Entity, the Depositor, the Indenture Trustee or any agent of the Issuing Entity, the Depositor or the Indenture Trustee shall be affected by notice to the contrary.

This Note is to be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder are to be determined in accordance with such laws.

Ex. A-10

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                               , attorney, to transfer said note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		[2]

Signature Guaranteed:

[2]

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Ex. A-11

EXHIBIT B

FORM OF MONTHLY STATEMENT

ALLY MASTER OWNER TRUST

SERIES 2012-4 ASSET BACKED NOTES

Ex. B